			      CREDIT AGREEMENT

			  Dated as of March 8, 1995

				  among

			     TULTEX CORPORATION,

				as Borrower,

				   AND

		  CERTAIN SUBSIDIARIES AND RELATED PARTIES,

		      as Guarantors and Credit Parties,

			THE BANKS IDENTIFIED HEREIN,

			   CORESTATES BANK, N.A.,

				   AND

		   FIRST UNION NATIONAL BANK OF VIRGINIA,

			      as Co-Agents,

				   AND

		      NATIONSBANK, N.A. (CAROLINAS),

			 as Administrative Agent

			     TABLE OF CONTENTS



SECTION 1

     DEFINITIONS AND ACCOUNTING TERMS 1

     1.01 Definitions 1

     1.02    Computation of Time Periods 17

     1.03    Accounting Terms 17



SECTION 2

     CREDIT FACILITIES 17

     2.01    Revolving Loan Commitment 17

     2.02    Committed Revolving Loan Advances 18

     2.03    Conversion 19

     2.04    Repayment of the Committed Revolving Loans 20

     2.05    Interest on Committed Revolving Loans 20

     2.06    Committed Revolving Notes 20

     2.07    Letter of Credit Subfacility 20

     2.08    Swingline Loan Subfacility.      25

     2.09    Conditions of Lending 27

     2.10    Termination of Commitments 28

     2.11    Fees 28

     2.12    Prepayments 29

     2.13    Increased Costs, Illegality, etc 29

     2.14    Capital Adequacy 30

     2.15    Compensation 31

     2.16    Net Payments 31

     2.17    Indemnification; Nature of Issuing Bank's Duties 32

     2.18    Change of Lending Office 33

     2.19    Payments and Computations 34

     2.20    Pro Rata Treatment 34

     2.21    Set-Off; Sharing of Payments 35

     2.22    Determination as a Highly Leveraged Transaction 35



SECTION 3

     GUARANTEE 36

     3.01    The Guarantee 36

     3.02    Obligations Unconditional 36

     3.03    Reinstatement 37

     3.04    Certain Additional Waivers 37

     3.05    Remedies 37

     3.06    Continuing Guarantee 38

     3.07    Limitation of Guarantee 38



SECTION 4

     CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT 38

     4.01    Executed Credit Documents 38

     4.02    No Default; Representations and Warranties 38

     4.03    Opinion of Counsel 38

     4.04    Corporate Documents 38

     4.05    Issuance of the Senior Notes 39

     4.06    Termination of Existing Credit Facility 39



SECTION 5

     REPRESENTATIONS AND WARRANTIES 39

     5.01    Organization and Good Standing 39

     5.02    Due Authorization 39

     5.03    No Conflicts 39

     5.04    Consents 40

     5.05    Enforceable Obligations 40

     5.06    Financial Condition 40

     5.07    No Default 40

     5.08    Liens 40

     5.09    Indebtedness 40

     5.10    Litigation 40

     5.11    Material Agreements 40

     5.12    Taxes 40

     5.13    Compliance with Law 41

     5.14    ERISA 41

     5.15    Subsidiaries 41

     5.16    Use of Proceeds; Margin Stock 41

     5.17    Government Regulation 41

     5.18    Hazardous Substances 42

     5.19    Patents, Franchises, etc 42

     5.20    Solvency 42

     5.21    Investments 42



SECTION 6

     AFFIRMATIVE COVENANTS 42

     6.01    Information Covenants 42

     6.02    Preservation of Existence and Franchises 44

     6.03    Books, Records and Inspections 44

     6.04    Compliance with Law 45

     6.05    Payment of Taxes and Other Indebtedness 45

     6.06    Insurance 45

     6.07    Maintenance of Property 45

     6.08    Performance of Obligations 45

     6.09    ERISA 45

     6.10    Use of Proceeds 46

     6.11    Financial Covenants 46

     6.12    Additional Subsidiaries 47

SECTION 7

     NEGATIVE COVENANTS 47

     7.01    Indebtedness 47

     7.02    Liens 47

     7.03    Guaranty Obligations 47

     7.04    Nature of Business 48

     7.05    Consolidation, Merger, Sale or Purchase of Assets, etc. 48

     7.06    Advances, Investments and Loans 48

     7.07    Prepayments of Indebtedness, etc 48

     7.08    Transactions with Affiliates 49

     7.09    Ownership of Subsidiaries 49

     7.10    Fiscal Year 49



SECTION 8

     EVENTS OF DEFAULT 49

     8.01    Events of Default 49

     8.02    Acceleration; Remedies 51



SECTION 9

     AGENCY PROVISIONS 52

     9.01    Appointment 52

     9.02    Delegation of Duties 53

     9.03    Exculpatory Provisions 53

     9.04    Reliance on Communications 53

     9.05    Notice of Default 54

     9.06    Non-Reliance on Agents and Other Banks 54

     9.07    Indemnification 54

     9.08    Agents in their Individual Capacity 55

     9.09    Successor Agent 55



SECTION 10

     MISCELLANEOUS 55

     10.01   Notices 55

     10.02   Right of Set-Off 56

     10.03   Benefit of Agreement 56

     10.04   No Waiver; Remedies Cumulative 57

     10.05   Payment of Expenses, etc 58

     10.06   Amendments, Waivers and Consents 58

     10.07   Counterparts 59

     10.08   Headings 59

     10.09   Survival 59

     10.10   Governing Law; Submission to Jurisdiction; Venue 59

     10.11   Severability 59

     10.12   Entirety 59

     10.13   Survival 60

			       CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of March 8, 1995 (the "Credit Agreement"), is by and among TULTEX CORPORATION, a Virginia corporation (the "Borrower"), each of the corporations identified as a "Guarantor" on the signature pages hereto (hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (each a "Bank" and collectively, the "Banks"), CORESTATES BANK, N.A. and FIRST UNION NATIONAL BANK OF VIRGINIA, as co-agents (in such capacity, the "Co-Agents") and NATIONSBANK, N.A. (CAROLINAS), as administrative agent for the Banks (in such capacity, the "Administrative Agent").



			     W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Banks provide a $225,000,000 credit facility for the purposes hereinafter set forth;

     WHEREAS, the Banks have agreed to make the requested credit facility available to the Borrower, and the Agents have accepted their duties hereunder, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

				 SECTION 1

		    DEFINITIONS AND ACCOUNTING TERMS

     1.01 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

	     "Additional Credit Party" means each Person that becomes a direct or indirect Material Subsidiary of the Borrower after the Closing Date.

	     "Adjusted CD Loan" means a Loan which bears interest based on the Adjusted CD Rate.

	     "Adjusted CD Rate" means for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing
(including conversions, extensions and renewals), a per annum interest rate equal to the sum of:

		     (a) the rate obtained by dividing (i) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by the Administrative Agent for the bid rates per annum, at 10:00 A.M. (Charlotte, North
Carolina time) (or as soon thereafter as is practicable) on the first day of such Interest Period, of certificate of deposit dealers of recognized standing selected by the Administrative
Agent for the purchase at face value of certificates of deposit in an amount substantially equal to the Adjusted CD Loan comprising part of such borrowing (including extensions and renewals) and with a maturity equal to such Interest Period, by
(ii) a percentage equal to 100% minus the Adjusted CD Rate
Reserve Percentage (as defined below) for such Interest Period, plus

		     (b) the Assessment Rate (as defined below) for such Interest Period.

     As used herein, "Adjusted CD Rate Reserve
Percentage" for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing (including conversions, extensions and renewals) means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period. The "Assessment Rate" for the Interest Period for each Adjusted CD Loan comprising part of the same borrowing (including conversions, extensions and renewals) means the annual assessment rate estimated by the Administrative Agent on the first day of such Interest Period for determining the then current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Administrative Agent in the United States.

	     "Adjusted Eurodollar Rate" means for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the rate obtained by dividing
(a) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.S. dollars are offered to the Administrative Agent in the interbank eurodollar market at 11:00 A.M. (Charlotte, North Carolina time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period, in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve Percentage" for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

	     "Adjusted Federal Funds Rate" means, for any day, a per annum rate equal to the rate at which Federal funds are offered to NationsBank on an overnight basis.

	     "Adjusted Net Worth" means, with respect to any Guarantor as of any date of determination thereof, the excess of
(i) the amount of the "present fair saleable value" of the assets of such Guarantor as of such date of determination, over
(ii) the amount of all "liabilities, contingent or otherwise", of such Guarantor as of such date of determination, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of any Guarantor for purposes of calculating the Maximum Guaranteed Amount for such Guarantor in respect of any Extension of Credit, the liabilities of such Guarantor to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include the liabilities of such Guarantor hereunder in respect of all Extensions of Credit other than the Extension of Credit in respect of which such calculation is being made.

	     "Administrative Agent" means the administrative agent for the Banks under this Credit Agreement as identified in the recital of parties hereinabove, and any successors and assigns in such capacity.

	     "Administrative Agent's Fee Letter" means the letter agreement dated as of January 20, 1995 between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

	     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

	     "Agent" means the Administrative Agent and the Co-Agents, individually or collectively, as appropriate.


	     "Applicable Inventory Advance Rate Percentage" means, with regard to the Eligible Inventory component of the Borrowing Base, (i) from the beginning of the Borrower's tenth
(10th) fiscal month of any fiscal year through the end of the Borrower's fourth (4th) fiscal month of the next succeeding fiscal year, 50%, and (ii) from the beginning of the Borrower's fifth (5th) fiscal month of any fiscal year through the end of the Borrower's ninth (9th) fiscal month of the same such fiscal year, 65%.

	     "Applicable Percentage" means, initially until receipt by the Administrative Agent of the December 31, 1994 financial statements (the "Initial Interest Rate Period"), 1.25% in the case of Committed Revolving Loans which are Eurodollar Loans, 1.375% in the case of Committed Revolving Loans which are Adjusted CD Loans, 1.25% in the case of Swingline Loans which are Fed Funds Swingline Loans and 1.375% in the case of the Standby Letter of Credit Fee, and on Interest Determination Dates occurring after the Initial Interest Rate Period:



				   Applicable Percentage


Ratio of Consolidated Debt   Eurodollar                   Standby
	    to                      Loans                        Letter of
   Consolidated Tangible     and           Adjusted CD    Credit
       Capitalization        Fed Funds     Loans          Fee
			     Swingline
			     Loans
                             ----------   -----------       --------
        < 40%                 .75%         .875%             .875%

    	40% to < 50%            1.00%        1.125%            1.125%

    	50% to < 60%            1.25%        1.375%            1.375%

     	    60%                1.50%        1.625%            1.625%



     The appropriate Applicable Percentage shall be determined and adjusted annually on the date 5 days after the date by which the Borrower shall have provided annual financial information to the Administrative Agent in accordance with the provisions of Section 6.01(a) (an "Interest Determination Date"), such Applicable Percentage to be effective from such Interest Determination Date until the next such Interest Determination Date.

	     "Bankruptcy Code" means the Bankruptcy Code in
Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

	     "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus p of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.
Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

	     "Base Rate Loan" means a Loan which bears interest based on the Base Rate.

	     "Borrower" means Tultex Corporation, a Virginia corporation, and its successors and permitted assigns.

	     "Borrowing Base" means, at any time, the sum of 80% of Eligible Receivables plus the Applicable Inventory Advance
Rate Percentage of Eligible Inventory plus an amount equal to 50% of Trade LOC Obligations.

	     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized by law or other governmental action to close in Charlotte, North Carolina or Philadelphia, Pennsylvania; except that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the interbank Eurodollar market.

	     "Capital Expenditures" means all expenditures which in accordance with generally accepted accounting principles would be classified as capital expenditures, including without limitation Capitalized Leases.

	     "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with generally accepted accounting principles.

	     "Capitalized Rentals" means, with regard to any Person, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

	     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (x) Piedmont Trust Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (iv) repurchase agreements with a bank or trust company (including the Bank) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other liens or encumbrances) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

	     "Change of Control" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower cease to constitute a majority of the board of directors of the Borrower and such event is a result (directly or indirectly) of the acquisition of 5% or more of the combined voting power of the Voting Stock by a Person or Persons who did not own at least 5% or more of the combined voting power of the Voting Stock as of the Closing Date, or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

	     "Closing Date" means the date on which the conditions set forth in Section 4 to the making of the initial
Loans and the issuance of the initial Letters of Credit hereunder shall have been fulfilled (or waived) and on which the initial Loans shall have been made or the initial Letters of Credit shall have been issued.

	     "Co-Agent" means the co-agents for the Banks under this Credit Agreement as identified and defined in the recital of the parties hereinabove, and any successors and assigns in such capacity.

	     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

	     "Commitment" means the commitments of the Banks to make Committed Revolving Loans and to purchase participation interests in the Letters of Credit hereunder, and of the Issuing
Bank to issue Letters of Credit.

	     "Commitment Fee" means such term as defined in
Section 2.11(b).

	     "Committed Revolving Loan" means a contractual revolving credit loan made by the Banks pursuant to the provisions of Section 2.01.

	     "Committed Revolving Note" means the promissory notes of the Borrower in favor of each of the Banks evidencing the Committed Revolving Loans as provided pursuant to Section 2.06, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

	     "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Banks and referred to in Section 5.06.

	     "Consolidated Borrower Group" means the Borrower and its Restricted Subsidiaries.

	     "Consolidated Debt" means all Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

	     "Consolidated Funded Debt" means all Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

	     "Consolidated Net Income" means for any period the gross revenues of the Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

		     (a) any extraordinary gains or losses on the sale or other disposition of assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

		     (b)  the proceeds of any life insurance policy;

		     (c) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions; and

		     (d)  any portion of the net earnings of any
Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted
Subsidiary.

	     "Consolidated Tangible Net Worth" means as of any Determination Date Tangible Assets less all obligations of the Borrower and its Restricted Subsidiaries which in accordance with generally accepted accounting principles shall be classified upon a consolidated balance sheet of the Borrower as liabilities. For purposes of calculating Consolidated Tangible Net Worth, treasury stock shall be excluded.

	     "Consolidated Tangible Capitalization" means as of any date the sum of (i) Consolidated Funded Debt plus (ii)
Consolidated Tangible Net Worth.

	     "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower is a part or may become a part.

	     "Credit Documents" means this Credit Agreement, the
Notes, the LOC Documents, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

	     "Credit Party" means any of the Borrower and the Guarantors.

	     "Credit Party Obligations" means, without duplication, all of the obligations of the Borrower or other Credit Party to the Banks, the Administrative Agent and the Issuing Banks (including the obligations to pay principal of and interest on the Loans, to pay LOC Obligations, to pay all Fees, to provide cash collateral in respect of Letters of Credit, to pay certain expenses and the obligations arising in connection with various indemnities) whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which the Borrower or other Credit Party is a party.

	     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

	     "Determination Date" means the last day of each quarterly fiscal period of the Borrower and each other date upon which the Borrower or a Restricted Subsidiary shall incur or otherwise become liable for Consolidated Funded Debt.

	     "Eligible Assignee" means any Bank or Affiliate or subsidiary of a Bank, and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent and the Borrower.

	     "Eligible Inventory" means, as of any date of determination, the lower of the aggregate book value (based on a FIFO valuation) or fair market value of all raw materials, greige cloth and finished goods inventory (specifically excluding, however, all work-in-process inventory, except for greige cloth inventory), owned by the Credit Parties less appropriate reserves determined in accordance with generally accepted accounting principles applied on a consistent basis but excluding in any event (i) inventory subject to any Lien whatsoever to any Person other than the Banks, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, and (iii) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the Credit Party's business (including without duplication the amount of any reserves for obsolescence, unsaleability or decline in value).

	     "Eligible Receivables" means as of any date of determination the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (hereinafter sometimes referred to collectively as "Receivables"), owned by or owing to the Credit Parties, but excluding in any event, without duplication, (i) Receivables subject to a Lien to any Person other than the Banks, (ii) Receivables which are outstanding more than 90 days from the due date of the original invoice or more than 270 days from the date of the original invoice, (iii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Credit Party, (iv) Receivables the account debtor with respect to which is not solvent or is the subject of any bankruptcy or insolvency proceedings of any kind, (v) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent), (vi) Receivables which, in the absence of manifest error, are presently, or may be in the future, contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment and (vii) Receivables arising out of transactions with Subsidiaries or Affiliates of any Credit Party.

	     "Equity Transaction" means (i) the issuance by the Borrower or any of its Restricted Subsidiaries of new shares of its capital stock, unless such new shares are being issued in exchange for an ownership interest in another Person or in exchange for substantially all of the assets of another Person in connection with an acquisition permitted by Section 7.05,
(ii) an issuance by the Borrower or any of its Restricted

Subsidiaries of any shares of its capital stock pursuant to the exercise of options or warrants and (iii) an issuance by the Borrower or any of its Restricted Subsidiaries of any shares of its capital stock pursuant to the conversion of any debt securities (including without limitation any Subordinated Debt) to equity.


	     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

	     "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower, any Subsidiary of the Borrower or member of the Consolidated Borrower Group would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c),
(m) and (o) of the Code.

	     "Eurodollar Loan" means a Loan which bears interest based on the Adjusted Eurodollar Rate.

	     "Event of Default" has the meaning specified in
Section 8.

	     "Existing Letters of Credit" means those Letters of Credit issued by CoreStates Bank, N.A., as Issuing Bank for Trade Letters of Credit, and by NationsBank, N.A. (Carolinas), as Issuing Bank for Standby Letters of Credit, for the account of the Borrower or other Credit Party outstanding on the Closing Date and being more particularly identified on Schedule 2.07(c) hereof as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

	     "Extension of Credit" means any Loan advance or the issuance or extension of any Letters of Credit and the obligations to make advances thereunder.

	     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

	     "Fed Funds Swingline Loan" means a Swingline Loan which bears interest based on the Adjusted Federal Funds Rate.

	     "Fees" means all fees payable pursuant to Section
2.11.

	     "Fixed Charges" means, on a consolidated basis for any period, the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and its Restricted Subsidiaries, (ii) all Interest Charges on all Indebtedness (including the interest component on Rentals on

Capitalized Leases) of the Borrower and its Restricted Subsidiaries, (iii) all dividends paid in cash or property and redemptions made of capital stock by the Borrower and its Restricted Subsidiaries (other than dividends paid to, or redemptions of capital stock owned by, the Borrower or a wholly-owned Restricted Subsidiary and exclusive of one-time dividend arrearage payment on the Borrower's cumulative convertible preferred stock, $7.50 Series B, no par value, and the Borrower's 5% cumulative preferred stock, $100 par value, in an aggregate amount not to exceed $1,800,000) during such period, (iv) the cash payment portion of current maturities of that Funded Debt having a final maturity of one or more years from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) and current maturities of Capitalized Leases and (v) the amount of voluntary or optional prepayments on, or redemptions or acquisition for value (including by way of defeasance) of, the Senior Notes (or any Indebtedness incurred in a refinancing of the Senior Notes permitted hereunder), for the Borrower and its Restricted Subsidiaries during such period.

	     "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller), (ii) all Capitalized Rentals for such Person, and (iii) all Guaranty Obligations by such Person of Funded Debt of others. Funded Debt shall include payments in respect of Funded Debt which constitute current liabilities of the obligor under generally accepted accounting principles.

	     "Generally Accepted Accounting Principles" or
"generally accepted accounting principles" means generally accepted accounting principles at the time in the United States.

	     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

	     "Government Acts" has the meaning specified in
Section 2.17.

	     "Guarantor" means those corporations identified as a "Guarantor" on the signature pages hereto, being Dominion Stores, Inc., a Virginia corporation; Logo 7, Inc., a Virginia corporation; Universal Industries, Inc., a Massachusetts corporation; and each Additional Credit Party which has executed a Joinder Agreement.

	     "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such

Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of Guaranty Obligations hereunder shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated amount in respect thereof (assuming such other Person is required to perform thereunder) as determined in good faith.

	     "Indebtedness" means without duplication, (i) all indebtedness for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet), (iii) all Guaranty Obligations, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of the Borrower or a Subsidiary or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all Capitalized Lease obligations, (vi) all Indebtedness of another Person secured by any Lien on any property of the Borrower or a Restricted Subsidiary, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate, currency, or commodities agreements, (viii) indebtedness created or arising under any conditional sale or title retention agreement, and (ix) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; but specifically excluding from the foregoing trade payables and accrued expenses arising or incurred in the ordinary course of business.

	     "Interest Charges" means, for any period, all interest and amortization of debt discount and expense on any particular Indebtedness (including specifically without limitation Capitalized Rentals) for which such calculations are being made.

	     "Interest Payment Date" means (i) as to Loans which are Committed Revolving Loans and Swingline Loans, the last day of each month and on the Termination Date and (ii) as to Eurodollar Loans and Adjusted CD Loans, on the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, in the case of Eurodollar Loans, or more than 90 days, in the case of Adjusted CD Loans, then also on the date 3 months or 90 days, respectively, from the beginning of the Interest Period, and each 3 months or 90 days, respectively, thereafter.

If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

	     "Interest Period" means (i) as to Adjusted CD Loans, a period of 30, 60, 90 or 180 days' duration, as the Borrower may elect, and (ii) as to Eurodollar Loans, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date (or if more than one Termination Date exists with respect to the Commitments on account of a failure of one or more Banks to extend the Termination Date as provided in
Section 2.01, then no Interest Period shall extend beyond any Termination Date, unless either the portion of Committed Revolving Loans comprised of Base Rate Loans together with the amount of any unused availability is at least equal to the amount of such Commitments terminating on such date, or the Interest Periods for Committed Revolving Loans which, when taken together with Base Rate Loans then outstanding and any unused availability, are at least equal to the amount of such Commitments terminating on such date) and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

	     "Investment Grade Rating" means a rating for the Borrower's senior unsecured long-term debt (which is not supported through defeasance, guarantees, letters of credit or other forms of credit enhancement) of "BBB-" or better by S&P or "Baa3" or better by Moody's.

	     "Issuing Bank" means, in the case of Trade Letters of Credit, CoreStates Bank, N.A., or, in the case of Standby Letters of Credit, NationsBank, or in each case, such other Bank as to which the Borrower may request. There shall be no more than one Issuing Bank for Trade Letters of Credit or for Standby Letters of Credit at any time although the Issuing Bank for Trade Letters of Credit and for Standby Letters of Credit need not be the same, and provided that should there be a change in the Issuing Bank any Letters of Credit then issued and outstanding need not be replaced, but may remain outstanding.

	     "Issuing Bank Fees" means such term as defined in
Section 2.11(c).

	     "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 6.12 hereto executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.12.

	     "Letter of Credit" means a Standby Letter of Credit, a Trade Letter of Credit or both, as appropriate.

	     "Letter of Credit Fees" means the Standby Letter of
Credit Fee and the Trade Letter of Credit Fee.

	     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

	     "Loan" means a Committed Revolving Loan, a
Swingline Loan or both, as appropriate.

	     "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations, and including specifically without limitation the Master Trade LOC Agreement.

	     "LOC Obligations" means, at any time, the sum of Standby LOC Obligations plus Trade LOC Obligations.

	     "Mandatory Borrowing" means such term as defined in Sections 2.07(e) and 2.08(b).

	     "Master Trade LOC Agreement" means those Master Letter of Credit Agreements dated as of _________, 199_ between CoreStates Bank, N.A., as Issuing Bank for Trade Letters of Credit hereunder, and each of the Credit Parties substantially in the form of Schedule 4.01(a) attached, together with any other such agreements entered into subsequent thereto with another Credit Party, and any amendments or modifications thereto or extensions or replacements thereof, individually or collectively, as appropriate.

	     "Material Adverse Effect" means a material adverse effect on (i) the operations or financial condition of the Borrower and its Restricted Subsidiaries, or of the Borrower and its Subsidiaries, in each case taken as a whole, (ii) the ability of the Borrower or Guarantors to perform their respective obligations under this Credit Agreement, or (iii) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Banks hereunder or thereunder.

	     "Material Subsidiary" means each of the
Subsidiaries of the Borrower listed on the signature pages hereto under the caption "Guarantors" and any other Subsidiary of the Borrower from and after the date on which such Subsidiary has total assets equal to or greater than $2,500,000.

	     "Maximum Guaranteed Amount" means, for any Guarantor as of the date of determination thereof, the sum of
(i) with respect to each Extension of Credit (or portion thereof) the proceeds of which are used to make a Valuable Transfer to such Guarantor, the amount of such Extension of Credit (or such portion thereof) plus (ii) with respect to each Extension of Credit (or portion thereof) the proceeds of which are not used to make a Valuable Transfer to such Guarantor, the lesser of (a) the outstanding amount of such Extension of Credit (or such portion thereof) as of such date or (b) the greater of
(1) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the time of such Extension of Credit or (2) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the earliest of (A) such date, (B) the date of commencement of a case under the Bankruptcy Code in which such Guarantor is a debtor or (C) the date enforcement of such Guarantor's obligations under Section 3 is sought.

	     "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

	     "Moody's" means Moody's Investors Service, Inc., and any successor thereof.

	     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

	     "NationsBank" means NationsBank, N.A. (Carolinas) or its successor.

	     "Net Income Available for Fixed Charges" means, for any period, the sum of Consolidated Net Income during such period

	     plus (to the extent deducted in determining
Consolidated Net Income) (i) depreciation, amortization and other non-cash charges, (ii) all provisions for any Federal, state or other income taxes made by the Borrower or its Restricted Subsidiaries during such period, (iii) Fixed Charges of the Borrower and its Restricted Subsidiaries during such period, and (iv) amortization of the acquisition cost of license agreements and goodwill of the Borrower and its Restricted Subsidiaries (including any such charges deducted in determining the net income of Logo 7, Inc. during the applicable period)

	     minus Capital Expenditures made or incurred by the Borrower and its Restricted Subsidiaries during such period.

	     "Note" or "Notes" means the Committed Revolving
Notes, the Swingline Note, or both, as appropriate.

	     "Notice of Borrowing" shall have such meaning as provided in Section 2.02(a).


	     "Notice of Conversion" shall have such meaning as provided in Section 2.03.

	     "Obligations" means, collectively, Loans and LOC
Obligations.

	     "PBGC" means the Pension Benefit Guaranty
Corporation established under ERISA, and any successor thereto.

	     "Participation Interest" means the extension of credit by a Bank by way of purchase of a participation hereunder in Letters of Credit or LOC Obligations as provided in Section 2.07, in the Swingline Loans as provided in Section 2.08 or in Committed Revolving Loans as provided in Section 2.21.

	     "Permitted Investments" means (i) cash and Cash Equivalents, (ii) receivables owing to the Borrower or its Restricted Subsidiaries or any of its receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) subject to the limitations set out in Section 7.05(b), investments by the Borrower and its Restricted Subsidiaries in and to a Credit Party, including any investment in a corporation which, after giving effect to such investment, will become an Additional Credit Party (provided such Additional Credit Party shall execute a Joinder Agreement), (iv) loans and advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $5,000,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, and (vi) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (vi) shall not exceed in aggregate amount at any time outstanding an amount equal to the sum of $5,000,000 plus 1% of Consolidated Tangible Net Worth. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

	     "Permitted Liens" means (i) Liens created by, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Banks; (ii) Liens described on
Schedule 7.02 attached hereto; (iii) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with generally accepted accounting principles have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's and other like Liens provided that such Liens secure only amounts not yet due and payable; (v) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs; (vi) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vii) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of such property for its intended purposes or interfering with the ordinary conduct of business of the Borrower and its Subsidiaries; (viii) Liens arising from UCC financing statements regarding leases permitted by this Credit Agreement; (ix) leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business or operations of the Borrower or its Subsidiaries; and (x) purchase money Liens securing purchase money indebtedness to the extent permitted under Section 7.01.

	     "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

	     "Plan" means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Credit Agreement was maintained, for employees of the Borrower, any Subsidiary or an ERISA Affiliate.

	     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

	     "Pro Forma Basis" means, with respect to any optional payment on or redemption or repurchase of the Senior Notes pursuant to the provisions of Section 7.07, such transaction shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the end of the most recent fiscal quarter preceding the date of such transaction with respect to which the Administrative Agent shall have received financial information pursuant to the provisions of Sections 6.01(a) or (b).

	     "Reclassification Fee" means such term as defined in Section 2.22.

	     "Regulation D" means Regulation D of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.


	     "Regulation G" means Regulation G of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

	     "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

	     "Regulation X" means Regulation X of the Board of
Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

	     "Rentals" means, as of the date of determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

	     "Required Banks" means Banks which are then in compliance in all material respects with their obligations hereunder (as shall be reasonably determined by the Administrative Agent) holding in the aggregate at least 51% of the Commitments (other than with respect to Swingline Loans) or, if the aggregate Commitments have been terminated, Banks which are then in compliance in all material respects with their obligations hereunder (as shall be reasonably determined by the Administrative Agent) in the aggregate holding at least 51% of the principal amount of the Obligations then outstanding (provided that in the case of Letters of Credit or Swingline Loans, where a Mandatory Borrowing cannot be made and the Banks shall have purchased a participation interest in unreimbursed drawings under Letters of Credit or in Swingline Loans in accordance with the provisons of
Section 2.07(e) or Section 2.08(b)(iii), respectively, for purposes of determining the aggregate amount of Obligations owing to each Bank hereunder, such Bank's funded participation interest such unreimbursed drawings under Letters of Credit and in Swingline Loans shall be considered as if it were a direct loan and not a participation interest, and the aggregate amount of LOC Obligations owing to the Issuing Banks and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be reduced by the amount of such funded participation interests).

	     "Restricted Subsidiary" means any Guarantor and also any Subsidiary (i) which is organized under the laws of the United States or any other State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Borrower. In addition, notwithstanding the provisions of clauses (i) and (ii) of the immediately preceding sentence, AKOM, Ltd., a corporation organized under the laws of the Cayman Islands, and Tultex Canada, Inc., a corporation organized under the laws of Canada, and any other corporation which fails to qualify under clauses
(i) and (ii) of the immediately preceding sentence shall be Restricted Subsidiaries so long as the portion of Consolidated Net Income attributable to the net income of such companies (taken in the aggregate) shall be less than 5% of Consolidated Net Income for the immediately preceding fiscal year and so long as the assets of such companies (taken in the aggregate) shall be less than 5% of the consolidated assets of the Company and its Restricted Subsidiaries.

	     "Revolving Committed Amount" means collectively the aggregate amount of all of the Banks commitments, and individually the amount of each such Bank's commitment to make
Committed Revolving Loans specified in Schedule 2.01(a).

	     "S&P" means Standard & Poors Rating Group, a division of McGraw Hill, Inc., and any successor thereof.

	     "Senior Notes" means those publicly issued notes of the Borrower which are guaranteed by the Subsidiaries of the Borrower issued prior to or contemporaneous with the initial
Extensions of Credit hereunder.

	     "Standby Letter of Credit" means any standby letter of credit issued for the account of a Credit Party by an Issuing Bank pursuant to the letter of credit subfacility provided in
Section 2.07, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

	     "Standby Letter of Credit Fees" means such term as defined in Section 2.11(c).

	     "Standby LOC Committed Amount" means such term as defined in Section 2.07(a).

	     "Standby LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Standby Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Standby Letters of Credit plus (ii) the aggregate amount of all drawings under Standby Letters of Credit honored by the Issuing Bank but not theretofore reimbursed.

	     "Subordinated Debt" means such term as defined in
Section 7.07.

	     "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Except as otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

	     "Swingline Committed Amount" means the amount of the Swingline Lender's commitment to make Swingline Loans as specified in Section 2.08(a).

	     "Swingline Lender" means NationsBank, or such other
Bank as the Borrower has requested and as to which such requested successor Swingline Lender and the Required Banks may agree, and their respective successors and assigns. There shall be no more than one Swingline Lender at any time.

	     "Swingline Loan" means a swingline revolving credit loan made by the Swingline Lender pursuant to the provisions of
Section 2.08.

	     "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans as provided pursuant to Section 2.08(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

	     "Tangible Assets" means as the date of any determination thereof the total amount of all assets of the Borrower and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

	     "Taxes" shall have such meaning as provided in

Section 2.16.

	     "Termination Date" means such term as defined in
Section 2.01, being initially April 30, 1998.

	     "Trade Letter of Credit" means any trade, documentary or merchandise letter of credit issued for the account of a Credit Party by an Issuing Bank pursuant to the committed letter of credit subfacility provided in Section 2.07, as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

	     "Trade Letter of Credit Fees" means such term as defined in Section 2.11(c).

	     "Trade LOC Committed Amount" means such term as defined in Section 2.07(a).

	     "Trade LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Trade Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Trade Letters of Credit plus (ii) the aggregate amount of all drawings under Trade Letters of Credit honored by the Issuing Bank but not theretofore reimbursed. For purposes of clause (i) hereof, each Trade Letter of Credit shall be deemed to be outstanding from the date of issuance thereof until and including the earlier of (A) the date which is thirty (30) days after the stated expiration date of such Trade Letter of Credit or (B) the date on which such Trade Letter of Credit is fully drawn.

	     "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

	     "Upfront Fee" means such term as defined in Section
2.11(a).

	     "Valuable Transfer" means, in respect of any Guarantor, (i) all loans, advances or capital contributions made to or for the benefit of such Guarantor with proceeds of Extensions of Credit, (ii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of Extensions of Credit,
(iii) the fair market value of all property acquired with proceeds of Extensions of Credit and transferred, absolutely and not as collateral, to such Guarantor and (iv) all equity securities of such Guarantor acquired from such Guarantor with proceeds from Extensions of Credit.

	     "Voting Stock" means the voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     1.02 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means
"from and including" and the words "to" and "until" each mean
"to but excluding."

     1.03 Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided by, and be construed in accordance with, generally accepted accounting principles. References herein to "consolidating" financial statements shall mean and include financial statements for each business segment of the subject Person.

				  SECTION 2

			      CREDIT FACILITIES

     2.01 Revolving Loan Commitment. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees, from time to time from the Closing Date until April 30, 1998 (such date, as extended, if extended, in the sole discretion of the Banks as hereinafter provided, is hereinafter referred to as the "Termination Date") to make revolving credit loans (each a "Committed Revolving Loan" and, collectively, the "Committed Revolving Loans") to the Borrower for the purposes hereinafter set forth; provided, however, that (i) with regard to the Banks collectively, the amount of Committed Revolving Loans outstanding shall not at any time exceed TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000) in the aggregate (as such aggregate maximum amount may be reduced from time to time as hereinafter provided, the "Revolving Committed Amount"), and
(ii) with regard to each Bank individually, each such Bank's pro rata share of outstanding Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed such Bank's Revolving Committed Amount; and provided, further, that notwithstanding anything herein to the contrary,
(A) the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed (B) the lesser of the aggregate Revolving Committed Amount or the Borrowing Base. Committed Revolving Loans hereunder may consist of Base Rate Loans, Eurodollar Loans or Adjusted CD Loans (or a combination thereof) as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. No more than 10 Interest Periods may be outstanding at any time. The Borrower may, within 90 days prior to April 30, 1996 and within 90 days prior to each anniversary date thereafter (April 30, 1996 and each anniversary date thereof being referred to as an "Anniversary Date"), by notice to the Administrative Agent, make written request of the Banks to extend the Termination Date for an additional period of one year. The Administrative Agent will give prompt notice to each of the Banks of its receipt of any such request for extension of the Termination Date. Each Bank shall make a determination not later than 30 days prior to the then applicable Anniversary Date as to whether or not it will agree to extend the Termination Date as requested;
provided, however, that failure by any Bank to make a timely response to the Borrower's request for extension of the Termination Date shall be deemed to constitute a refusal by the Bank to extend the Termination Date. If, in response to a request for an extension of the Termination Date, one or more Banks shall fail to agree to the requested extension (the "Disapproving Banks"), then provided that the requested extension is approved by Banks holding at least 75% of the Commitments hereunder (the "Approving Banks"), the credit facility may be extended and continued at the option of the Borrower at a lower aggregate amount equal to the Commitments held by the Approving Banks. In any such case, (i) the Termination Date relating to the Commitments held by the Disapproving Banks shall remain as then in effect with repayment of Obligations held by such Disapproving Banks being due on such date and termination of their respective Commitments on such date, (ii) the Termination Date relating to the Commitments held by the Approving Banks shall be extended by an additional one year period, and (iii) the Borrower may, at its own expense with the assistance of the Administrative Agent, make arrangements for another bank or financial institution reasonably acceptable to the Administrative Agent to acquire, in whole or in part, the Obligations and Commitments of the Disapproving Banks. Where any such arrangements are made for another bank or financial institution to acquire the Obligations and Commitments of a Disapproving Bank, or any portion thereof, then upon payment of the Obligations and termination of the Commitments relating thereto, such Disapproving Bank shall promptly transfer and assign, in whole or in part, as requested, without recourse (in accordance with and subject to the provisions of Section 10.03), all or part of its interests, rights and obligations under this Credit Agreement to such bank or financial institution which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided, that such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority.

     2.02  Committed Revolving Loan Advances.

	     (a) Notices. Whenever the Borrower desires a Committed Revolving Loan advance hereunder, it shall give written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (a "Notice of Borrowing") not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested advance in the case of Base Rate Loans, on the second Business Day prior to the requested advance in the case of Adjusted CD Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify (i) that a Committed Revolving Loan is requested,
(ii) the date of the requested advance (which shall be a Business Day), (iii) the aggregate principal amount of Committed Revolving Loans requested, and (iv) whether the Loan requested shall consist of Base Rate Loans, Eurodollar Loans, Adjusted CD Loans or a combination thereof, and if Eurodollar Loans and/or Adjusted CD Loans are requested, the Interest Periods with respect thereto. If the Borrower shall fail to specify in any Notice of Borrowing (A) an applicable Interest Period in the case of a Eurodollar Loan or an Adjusted CD Loan, then such notice shall be deemed to be a request for an Interest Period of one month or 30 days, respectively, or (B) the type of Committed Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative

Agent shall as promptly as practicable give each Bank notice of each requested Committed Revolving Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

	     (b) Minimum Amounts. Committed Revolving Loan advances shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

	     (c) Advances. Each Bank will make its pro rata share of each Committed Revolving Loan advance available to the Administrative Agent by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds at the offices of the Administrative Agent in Charlotte, North Carolina, or at such other address in the United States as the Administrative Agent may designate in writing. All Committed Revolving Loan advances shall be made by the Banks pro rata on the basis of each Bank's share of the Revolving Committed Amount. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Committed Revolving Loan advances hereunder; provided, however, that the failure of any Bank to fulfill its commitments hereunder shall not relieve any other Bank of its commitments hereunder. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Committed Revolving Loan advance that such Bank does not intend to make available to the Administrative Agent its portion of the Committed Revolving Loan advance to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such Committed Revolving Loan advance, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by a Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a per annum rate equal to (i) if paid by such Bank, within two (2) Business Days of making such corresponding amount available to the Borrower, the overnight Federal Funds Effective Rate, and thereafter the Base Rate, and (ii) if paid by the Borrower, the then applicable rate calculated in accordance with Section 2.05.

     2.03 Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in
Section 2.13(iii), Eurodollar Loans and Adjusted CD Loans may be converted into Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans and Adjusted CD Loans may be extended, and Loans may be converted into Eurodollar Loans or Adjusted CD Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans or Adjusted CD Loans shall be in such minimum amounts as provided in Section 2.02(b), and (iv) any request for extension or conversion of a Eurodollar Loan or Adjusted CD Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month or 30 days, respectively. Each such extension or conversion shall be effected by the Borrower by giving written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 10:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of Base Rate Loans, on the second Business Day prior to, in the case of Adjusted CD Loans, and on the third Business Day prior to, in the case of Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrower that no Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Section 4 are true and correct in all material respects (except to the extent they relate to an earlier period). In the event the Borrower fails to request extension or conversion of any Eurodollar Loan or Adjusted CD Loan in accordance with this Section, or any such conversion or extension is not permitted by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Administrative Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Loans.

     2.04  Repayment of the Committed Revolving Loans.
The Committed Revolving Loans shall be due and payable in full on the Termination Date.

     2.05  Interest on Committed Revolving Loans.  The
Committed Revolving Loans shall bear interest at a per annum rate equal to:

	     (a)  Base Rate Loans.  During such periods as
Committed Revolving Loans shall consist of Base Rate Loans, the
Base Rate;

	     (b)  Eurodollar Loans.  During such periods as
Committed Revolving Loans shall consist of Eurodollar Loans, the sum of the Adjusted Eurodollar Rate plus the Applicable
Percentage;

	     (c)  Adjusted CD Loans.  During such periods as
Committed Revolving Loans shall consist of Adjusted CD Loans, the sum of the Adjusted CD Rate plus the Applicable Percentage;

provided, however, that from and after any failure to make any payment of principal or interest in respect of the Obligations hereunder when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment (including any reimbursement obligations in respect of Letters of Credit and requirement for cash collateral hereunder), the principal of and, to the extent permitted by law, interest on, the Committed Revolving Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the rate otherwise applicable hereunder. Interest on Committed Revolving Loans shall be payable in arrears on each Interest Payment Date.

     2.06  Committed Revolving Notes.  Committed
Revolving Loans by each Bank shall be evidenced by a duly executed promissory note of the Borrower to each such Bank dated as of the Closing Date in an original principal amount equal to such Bank's Revolving Committed Amount and substantially in the form of Schedule 2.06 (such promissory note, as amended, modified, extended, renewed or replaced from time to time is hereinafter referred to individually as a "Committed Revolving Note" and collectively as the "Committed Revolving Notes").

     2.07  Letter of Credit Subfacility.

	     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Banks will participate in the Existing Letters of Credit and in the issuance by the Issuing Banks from time to time of such Letters of Credit from the Closing Date until the Termination Date as the Borrower or any other Credit Party may request in a form acceptable to the Issuing Bank; provided, however, that (i) the aggregate amount of Trade LOC Obligations shall not at any time exceed $70,000,000 (the "Trade LOC Committed Amount"), (ii) the aggregate amount of Standby LOC Obligations shall not at any time exceed $10,000,000 (the "Standby LOC Committed Amount"),
(iii) the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base and (iv) Standby Letters of Credit shall be issued solely for the purpose of supporting workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Banks, no Standby Letter of Credit shall have an original expiry date more than one year from the date of issuance and no Trade Letter of Credit shall have an original expiry date more than 210 days following the date of issuance thereof; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Standby Letters of Credit hereunder, the expiry dates of Standby Letters of Credit will be extended annually on each anniversary date of their date of issuance for an additional period not to exceed one year; provided, further, that no Letter of Credit, whether Standby or Trade, as originally issued or as extended, shall have an expiry date extending beyond the Termination Date except that prior to the Termination Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Termination Date if, and to the extent that, the responsible Credit Party shall provide cash collateral to the Issuing Bank on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

	     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Bank at least three (3) Business Days in the case of Standby Letters of Credit and one (1) Business Day in the case of Trade Letters of Credit, prior to the requested date of issuance. The Issuing Banks will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Banks a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred. The Issuing Banks will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. Each Issuing Bank, by acceptance of its position as such, acknowledges that the nature of the credit provided pursuant to this Credit Agreement necessitates that the Administrative Agent be kept informed as to the nature and extent of credit extended hereunder, including particularly LOC Obligations. To that end each Issuing Bank agrees to provide to the Administrative Agent at least weekly, and more frequently upon request, a summary report of the nature and extent of LOC Obligations then outstanding.

	     (c) Participations. Each Bank, with respect to the Existing Letter of Credit, hereby purchases a participation in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the proportion which each such Bank's Trade LOC Committed Amount or Standby LOC Committed Amount bears to the aggregate Trade LOC Committed Amount or aggregate Standby LOC Committed Amount, as appropriate) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection
(d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

	     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower and the responsible Credit Party. Unless the Borrower or responsible Credit Party shall immediately notify the Issuing Bank of its intent to otherwise reimburse the Issuing Bank, the Borrower shall be deemed to have requested a Committed Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The appropriate Credit Party shall reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Committed Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the appropriate Credit Party shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Credit Parties' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Credit Parties may claim or have against the Issuing Bank, the Administrative Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Credit Parties to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Administrative Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 p.m., Charlotte, North Carolina time, otherwise such payment shall be made at or before 12:00 Noon, Charlotte, North Carolina time, on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Bank, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the respective Credit Parties with respect thereto.

	     (e) Repayment with Committed Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Committed Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Banks that a Committed Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Committed Revolving Loan advance comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Banks (without giving effect to any termination of the Commitments pursuant to Section 8.02) pro rata based on each of the Banks' respective Revolving Loan Commitments (determined before giving effect to any termination of the Commitments pursuant to Section 8.02) and the proceeds thereof shall be paid directly to the appropriate Issuing Bank(s) for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make such Committed Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Committed Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 2.09 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Committed Revolving Loan to be made by the time otherwise required in
Section 2.02(a), (v) the date of such Mandatory Borrowing, or
(vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for advances of Committed Revolving Loans otherwise provided in Section 2.02(b), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank(s) such participations in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably based upon its respective Revolving Loan Commitments (determined before giving effect to any termination of the Commitments pursuant to Section 8.02), provided that at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Issuing Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

	     (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

	     (g) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

	     (h)     Provisions Relating to Trade Letters of Credit.
(i) Each of the respective Credit Parties agrees to procure or to cause the beneficiaries of each Trade Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Trade Letter of Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Trade Letter of Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as the Issuing Bank thereof may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause the Issuing Bank's interest to be endorsed on such insurance and to furnish the Issuing Bank at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to such Issuing Bank, the Issuing Bank may (but is not obligated to) obtain, at such Credit Party's expense, insurance satisfactory to the Issuing Bank.

	     (ii) In connection with each Trade Letter of Credit, neither any Issuing Bank nor any of their correspondents shall be responsible for: (A) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (B) any difference in character, quality, quantity, condition or value of the property from that expressed in documents; (C) the time, place, manner or order in which shipment of the property is made; (D) partial or incomplete shipment referred to in such credit; (E) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance; (F) any deviation from instructions, delay, default or fraud by the beneficiary or any one else in connection with the property or the shipping thereof; (G) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (H) delay in arrival or failure to arrive of either the property or any of the documents relating thereto;
(I) delay in giving or failure to give notice of arrival or any other notice; (J) any breach of contract between the shippers or vendors and the respective Credit Party; (K) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Trade Letter of Credit occurs; (L) failure of documents (other than documents required by the terms of the Trade Letter of Credit) to accompany any draft at negotiation; or (M) failure of any person to note the amount of any document or drafts on the reverse of such Trade Letter of Credit or to surrender or to take up such Trade Letter of Credit or to forward documents other than documents required by the terms of the Trade Letter of Credit. In connection with each Trade Letter of Credit, no Issuing Bank shall be responsible for any error, neglect or default of any of their correspondents. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. If a Trade Letter of Credit provides that payment is to be made by the Issuing Bank's correspondent, neither the Issuing Bank nor such correspondent shall be responsible for the failure of any of the documents specified in such Trade Letter of Credit to come into the Issuing Bank's hands, or for any delay in connection therewith, and Credit Parties respective obligations to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

	   (iii) Notwithstanding but without limiting any of the foregoing, with respect to any Trade Letter of Credit, the Credit Parties and the Banks shall have a claim against the respective Issuing Bank, and such Issuing Bank shall be liable to such Credit Parties and the Banks, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by the Credit Parties and the Banks caused by the Issuing Bank's willful misconduct or gross negligence.

2.08  Swingline Loan Subfacility.



	 (a)     Swingline Commitment.  Subject to and upon
the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations outstanding at any time shall not exceed the lesser of the Revolving Committed
Amount or the Borrowing Base.   Swingline Loans hereunder may
consist of Base Rate Loans or Fed Funds Swingline Loans as the Borrower may request and may be repaid and reborrowed in accordance with the provisions hereof.



	 (b)      Swingline Loan Advances.



		 (i)     Notices; Disbursement.  Whenever the
Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender and to the Administrative Agent (not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business
Day), (C) the aggregate principal amount of the Swingline Loan advance requested and (D) whether the Swingline Loan shall consist of Base Rate Loans or Fed Funds Swingline Loans.



		     (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof.



		     (iii)   Repayment of Swingline Loans.  Each
Swingline Loan advance shall be due and payable on the earliest of (A) 29 days from the date of advance thereof, (B) the date of the next Committed Revolving Loan advance, or (C) the Termination Date. If, and to the extent, any Swingline Loan advances shall be outstanding on the date of any Committed Revolving Loan advance, such Swingline Loans shall first be repaid from the proceeds of such Committed Revolving Loan advance prior to distribution to the Borrower. If, and to the extent, Committed Revolving Loans are not requested prior to the

Termination Date or the end of any such 29 day period from the date of any such Swingline Loan advance, the Borrower shall be deemed to have requested a Committed Revolving Loan comprised solely of Base Rate Loans in the amount of such Swingline Loan advance then outstanding, the proceeds of which shall be used to repay the Swingline Lender for such Swingline Loan. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Committed Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Committed Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and upon the occurrence of any Event of Default described in Section 8.01(f) and also upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in Section 8.01(f) or any other Event of Default, and the exercise of remedies in accordance with the provisions of
Section 8.02 hereof (each such Committed Revolving Loan advance made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Bank hereby irrevocably agrees to make such Committed Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Committed Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 2.09 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure for any such request or deemed request for Committed Revolving Loan to be made by the time otherwise required in Section 2.02(a), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Bank hereby agrees that it shall forthwith purchase promptly upon demand (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its respective Revolving Loan Commitment (determined before giving effect to any termination of the Commitments pursuant to
Section 8.02), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.



	     (c) Interest on Swingline Loans. Swingline Loans shall bear interest at a per annum rate equal to



		     (i) Base Rate Loans. During such periods as a Swingline Loan shall consist of Base Rate Loans, the Base Rate;
and



		     (ii) Fed Funds Swingline Loans. During such periods as a Swingline Loan shall consist of Fed Funds Swingline
Loans, the sum of the Adjusted Federal Funds Rate plus the Applicable Percentage;



     provided, however, that from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, Swingline Loans shall bear interest, payable on demand, at a per annum rate two percent (2%) in excess of the Base Rate. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.



	     (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender dated as of the Closing Date in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.08(d) (as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Swingline Note").



 2.09  Conditions of Lending.



	 (a)     Conditions.  The obligation to make any
Extensions of Credit hereunder is subject to satisfaction of the following conditions:

		     (i) receipt of a Notice of Borrowing pursuant to
Section 2.02(a) or request for Letter of Credit pursuant to
Section 2.07;



		     (ii) the representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);



		     (iii) immediately after giving effect to the requested Extension of Credit, (A) with regard to each Bank individually, the Bank's pro rata share of the outstanding Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed such Bank's Revolving Committed Amount, and (B) with regard to the Banks collectively, (I) the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations then outstanding shall not exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base, (II) the aggregate amount of Trade LOC Obligations shall not exceed the Trade LOC Committed Amount, (III) the aggregate amount of Standby LOC Obligations shall not exceed the Standby LOC Committed Amount, and (IV) the aggregate amount of Swingline Loans shall not exceed the Swingline Committed Amount; and



		     (iv) no Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.



	     (b) Reaffirmation. Each request for a Committed Revolving Loan advance pursuant to a Notice of Borrowing or a Notice of Conversion, for a Swingline Loan advance pursuant to a Notice of Borrowing and for issuance, extension or modification of a Letter of Credit shall be deemed to be representation and warranty of the correctness of the matters specified in this subsections (a)(ii), (iii) and (iv) hereof.



     2.10 Termination of Commitments. The Borrower may from time to time permanently terminate the Revolving Committed Amount and/or the respective LOC Committed Amounts in whole or in part (in minimum aggregate amounts of $10,000,000 and integral multiples of $1,000,000 in excess thereof) upon 3 Business Days' prior written notice to the Administrative Agent.



     2.11  Fees.

	     (a) Upfront Fee. The Borrower agrees to pay in immediately available funds to the Administrative Agent for the benefit of the Banks on or before the Closing Date an upfront fee (the "Upfront Fee") in the amounts provided in the letter agreement dated as of January 20, 1995 between the Borrower and the Bank.



	     (b) Commitment Fee. In consideration of the Commitments by the Banks hereunder, the Borrower agrees to pay to the Administrative Agent quarterly in arrears on the 15th day following the last day of each of the Borrower's fiscal quarters for the benefit of the Banks a commitment fee (the "Commitment Fee") of one-fourth of one percent (q%) per annum (i) to each Bank other than the Swingline Lender, on each such Bank's pro rata share of the average daily unused amount of the Revolving Committed Amount for such prior quarter and (ii) to the Swingline Lender, on the Swingline Lender's pro rata share of the average daily unused amount of the Revolving Committed Amount for such prior period adjusted as provided below for the average daily amount of Swingline Loans outstanding during such period. For purposes of computation of the Commitment Fee, Committed Revolving Loans and LOC Obligations shall be considered as usage, but Swingline Loans shall not be considered as usage for any Banks other than the Swingline Lender.



	     (c)  Letter of Credit Fees.



		     (i)   Standby Letter of Credit Fee.  In
consideration of the issuance of Standby Letters of Credit hereunder, the Borrower or other Credit Party agrees to pay to the Issuing Bank a fee (the "Standby Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. Of such Standby Letter of Credit Fee, the Issuing Bank shall retain for its own account without sharing by the other Banks one-eighth of one percent (9%) per annum thereon and shall promptly pay over to the Administrative Agent for the ratable benefit of the Banks (including the Issuing Bank) the remainder thereof. The Standby Letter of Credit Fee will be payable quarterly in arrears on the 15th day following the last day of each of the Borrower's fiscal quarters.



		     (ii)     Trade Letter of Credit Fee.  In
consideration of the issuance of Trade Letters of Credit hereunder, the Borrower or other Credit Party agrees to pay to the Issuing Bank a fee (the "Trade Letter of Credit Fee") equal to one-fourth of one percent (q%) of the amount of each drawing under any such Letter of Credit or such lesser amount as may be agreed upon by the Issuing Bank and the Borrower or other Credit Party. Of such Trade Letter of Credit Fee, the Issuing Bank shall pay over to the Administrative Agent for the ratable benefit of the Banks (including the Issuing Bank) one-eighth of one percent (9%) thereof and the Issuing Bank may retain for its own account without sharing by the other Banks the amount in excess thereof, if any. The Trade Letter of Credit Fee will be collected by the Issuing Bank on the date of each drawing, the Banks' portion of which will be paid over to the Administrative Agent quarterly on the last day of each calendar quarter for distribution to the Banks (including the Issuing Bank). Payment to the Administrative Agent of the Banks' portion of the Trade Letter of Credit Fee will be accompanied by a report providing the appropriate information necessary for computation of such Fee.



		     (iii) Issuing Bank Fees. In addition to the Standby Letter of Credit Fees and Trade Letter of Credit Fees payable pursuant to subsections (i) and (ii) above, the Borrower shall pay to the Issuing Bank for its own account without sharing by the other Banks the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").



     2.12  Prepayments.



	     (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (A) Eurodollar Loans and Adjusted CD Loans may only be prepaid on the last day of an Interest Period applicable thereto, and (B) each such partial prepayment shall be a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the amount then outstanding, if less). Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof. If the Borrower shall fail to specify the manner of application, prepayments shall be applied first to Base Rate Loans, then to Eurodollar Loans and Adjusted CD Loans in direct order of their Interest Period maturities.



	     (b) Mandatory Prepayments. If at any time (i) the sum of Committed Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the lesser of the aggregate Revolving Committed Amount or the Borrowing Base, (ii) the aggregate amount of Trade LOC Obligations shall exceed the Trade LOC Committed Amount, (iii) the aggregate amount of Standby LOC Obligations shall exceed the Standby LOC Committed Amount, or
(iv) the aggregate amount of the Swingline Loans shall exceed the Swingline Committed Amount, then in any such instance the Borrower shall immediately make payment on the Loans (or in respect of the LOC Obligations) in an amount equal to the deficiency. In the case of a mandatory payment required on account of subsections (ii), (iii) or (iv) the amount required to be paid hereby shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation described in subsection (ii), (iii) or (iv) shall no longer exist. Payments made hereunder shall be applied to Swingline Loans, then to Committed Revolving Loans and then to a cash collateral account in respect of the LOC Obligations, and with respect to the types of Loans, first to Base Rate Loans and then to Eurodollar Loans and Adjusted CD Loans in direct order of their Interest Period maturities.



	     (c) Notice. The Borrower will provide notice to the Administrative Agent of any prepayment by 10:00 a.m.
(Charlotte, North Carolina time) on the date of prepayment.



     2.13 Increased Costs, Illegality, etc. In the event any Bank shall determine (which determination shall be final and conclusive and binding on all the parties hereto absent manifest error) that:



	     (i) Unavailability. On any date for determining the appropriate Adjusted Eurodollar Rate or Adjusted CD Rate for any Interest Period, that by reason of any changes arising on or after the date of this Credit Agreement affecting the interbank Eurodollar market or the certificate of deposit market, dollar deposits in the principal amount requested are not generally available in the interbank Eurodollar Market, in the case of Eurodollar Loans, or quotes for determination of the Adjusted CD Rate are unavailable, in the case of Adjusted CD Loans, or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate or Adjusted CD Rate, respectively; then Eurodollar Loans or Adjusted CD Loans, as appropriate, will no longer be available, and request for a Eurodollar Loan or Adjusted CD Loans shall be deemed requests for Base Rate Loans, until such time as such Bank shall notify the Borrower that the circumstances giving rise thereto no longer exist.



	     (ii) Increased Costs. At any time that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Adjusted CD Loans because of (x) any change since the date of this Credit Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) including without limitation the imposition, modification or deemed applicability of any reserves, deposits or similar requirements as related to Eurodollar Loans or Adjusted CD Loans (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate or Adjusted CD Rate, as appropriate) and/or (y) other circumstances affecting such Bank, the certificate of deposit market, the interbank Eurodollar market or the position of such Bank in such market; then the Borrower shall pay to such Bank promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank may determine in its sole discretion) as may be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (written notice as to the additional amounts owed to such Bank, showing the basis for calculation thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto; provided, however, that such determinations are made on a reasonable basis).



	     (iii) Illegality. At any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Credit Agreement which materially and adversely affects the interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Base Rate Loans and the Borrower may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Base Rate Loans.



     2.14 Capital Adequacy. If after the date hereof, any Bank or any parent company of a Bank (a "Parent Company") has determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or Parent Company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or Parent Company's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank or Parent Company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or Parent Company's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Upon determining in good faith that any additional amounts will be payable pursuant to this Section, such Bank will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section. Determination by any such Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto; provided, however, that such determinations are made on a reasonable basis.
Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period.



     2.15 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Eurodollar Loans or Adjusted CD Loans) which such Bank may sustain:



	     (i) if for any reason (other than a default by such Bank or the Administrative Agent) a borrowing of Eurodollar
Loans or Adjusted CD Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;



	     (ii) if any repayment or conversion of any Eurodollar Loan or Adjusted CD Loan occurs on a date which is not the last day of an Interest Period applicable thereto including without limitation in connection with any demand, acceleration or otherwise;



	     (iii) if any prepayment of any Eurodollar Loan or Adjusted CD Loan is not made on any date specified in a notice of prepayment given by the Borrower; or



	     (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Credit Agreement or (y) an election made pursuant to this Section.

Calculation of all amounts payable to a Bank under this Section shall be made as though the Bank has actually funded its relevant Eurodollar Loan or Adjusted CD Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate or a certificate of deposit bearing interest at the Adjusted CD Rate, as appropriate, in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.



     2.16  Net Payments.  All payments made by the
Borrower hereunder will be made without setoff or counterclaim. Promptly upon notice from any Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Adjusted Eurodollar Rate or Adjusted CD Rate, as appropriate, and/or the provisions of this Credit Agreement relating to the Adjusted Eurodollar Rate or Adjusted CD Rate, as appropriate, and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Adjusted Eurodollar Rate or Adjusted CD Rate (all such taxes, levies, costs and charges being herein collectively call "Taxes"), provided that Taxes shall not include taxes imposed on or measured by the overall net income of such Bank by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any foreign office, branch or Subsidiary of such Bank by any foreign country of subdivision thereof in which that office, branch or Subsidiary is doing business. The Borrower shall also pay such additional amounts equal to increases in taxes payable by such Bank described in the foregoing proviso which increases are attributable to payments made by the Borrower described in the immediately preceding sentence of this Section. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will at the request of such Bank, furnish to such Bank evidence, in form and substance satisfactory to such Bank, that the Borrower has met its obligations under this Section. The Borrower will indemnify such Bank against, and reimburse such Bank on demand for, any Taxes, as determined by such Bank in its good faith discretion. Such Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section.

     2.17  Indemnification; Nature of Issuing Bank's Duties.


	     (a) In addition to its other obligations under Sections 2.07, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").



	     (b) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.



	     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.



	     (d) Nothing in this Section 2.17 is intended to limit the reimbursement obligation of the Borrower contained in
Section 2.07(d) hereof. The obligations of the Borrower under this Section 2.17 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Credit Agreement.



	     (e) Notwithstanding anything to the contrary contained in this Section 2.17, the Borrower shall have no obligation to indemnify any Issuing Bank in respect of any liability incurred by such Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction.



     2.18 Change of Lending Office. (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13(ii) or (iii) or 2.16, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Except in the case of a change of lending office made at the request of the Borrower, no change in lending office will be made if greater costs and expenses would result under Section 2.13(ii) or (iii) or 2.16 on account of any such change in designation. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in
Section 2.13, 2.14 or 2.16.



     (b) In the event that any Bank shall request compensation under Sections 2.13, 2.14 or 2.16, the Borrower may, so long as no Default or Event of Default then exists, upon three (3) Business Days' prior written notice to such Bank (with a copy to the Administrative Agent), repay or otherwise satisfy such Bank's share of Obligations (including cash collateralization of such Bank's share of LOC Obligations then outstanding) and cancel such Bank's Commitment hereunder; provided, however, the Borrower shall have the right to seek a substitute bank or financial institution reasonably acceptable to the Administrative Agent (which may be one or more of the

Banks) to purchase at par such Bank's share of the Obligations hereunder and to assume the Bank's Commitment hereunder by way of assignment pursuant to the provisions and requirements of
Section 10.03.



     2.19  Payments and Computations.  Except as
otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in U.S. dollars in immediately available funds at its offices at NationsBank Corporate Center, Charlotte, North Carolina not later than 2:00 p.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Banks in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.20). The Administrative Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal, reimbursement of drawings under Letters of Credit, or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Credit Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of advance, but exclude the date of payment.



     2.20 Pro Rata Treatment. Except to the extent otherwise provided herein:



	     (a) Committed Revolving Loans. Each Committed Revolving Loan (including without limitation each Mandatory Borrowing), each payment or prepayment of principal of any Committed Revolving Loan, each payment of interest on the Committed Revolving Loans, each payment of Commitment Fees or

Letter of Credit Fees (except for the portion retained by the Issuing Bank for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Committed Revolving Loan, shall be allocated pro rata among the relevant Banks in accordance with the respective applicable Revolving Loan Commitments (or, if the Commitments of such Banks have expired or been terminated, in accordance with the principal amounts of the outstanding Committed Revolving Loans and Participation Interests of such Banks); and



	     (b)  Letters of Credit.  Each payment of
unreimbursed drawings in respect of LOC Obligations shall be allocated to each Bank entitled thereto pro rata in accordance with the respective applicable Revolving Loan Commitments; provided that, if any Bank shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Bank would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Bank; provided further, that in the event any amount paid to any Bank pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank, repay to the Administrative Agent for the account of the Issuing Bank the amount so paid to such Bank, with interest for the period commencing on the date such payment is returned by the Issuing Bank until the date the Issuing Bank receives such repayment at a rate per annum equal to, during the period to but excluding the date two (2) Business Days after such request, the Federal Funds Effective Rate, and thereafter, the Base Rate plus two percent (2%).



     2.21  Set-Off; Sharing of Payments.



	     (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of the offices of such Bank, in Dollars or in any other currency, against any principal of or interest on any Loan, any unreimbursed drawing or cash collateral required in respect of any LOC Obligation, any Fees or any other amounts, payable by the Borrower to such Bank hereunder and which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof (provided that such Bank's failure to give such notice shall not affect the validity thereof).



	     (b) The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or unreimbursed drawing or obligation to provide cash collateral with respect to any LOC Obligations owing to such Bank under this Credit Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Credit Agreement, such Bank shall promptly purchase from the other Banks a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Banks share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Borrower and each other Credit Party agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Bank or the Administrative Agent shall fail to remit to the Administrative Agent or any other Bank an amount payable by such Bank or the Administrative Agent to the Administrative Agent or such other Bank pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Bank at a rate per annum equal to the Federal Funds Effective Rate.



     2.22   Determination as a Highly Leveraged
Transaction. The Borrower recognizes that laws, rules, regulations or guidelines of Governmental Authorities now or hereafter applicable may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any equivalent or successor classification, and that such determination (hereinafter a "Reclassification") may be binding upon all the Banks. The Borrower understands that any such determination may be made by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that neither the Administrative Agent nor any of the Banks shall have any liability for the consequences of any such Reclassification. The Borrower further acknowledges and agrees that, upon a Reclassification by the Administrative Agent, then, notwithstanding any other provision of this Agreement to the contrary, then automatically, (a) on and after the date of such Reclassification and until the circumstances giving rise to such Reclassification no longer exist, (i) the Applicable Percentage for Eurodollar Loans shall be three percent (3%), (ii) the

Applicable Percentage for Adjusted CD Loans shall be three percent (3%), (iii) the Applicable Percentage for Base Rate Loans shall be one and one-half percent (1p%), (iv) the Applicable Percentage for Fed Funds Swingline Loans shall be three percent (3%), (v) the Standby Letter of Credit Fee shall be increased to a rate of three percent (3%) per annum and the Trade Letter of Credit Fee shall be increased to a rate of one and one-fourth percent (1q%) per annum and (b) on or before the date ninety (90) days following the date of such Reclassification, the Borrower shall pay to the Administrative Agent for the ratable benefit of the Banks in immediately available funds a fee (the "Reclassification Fee") equal to 1% of the Revolving Committed Amount as of the date of such Reclassification.



     The Administrative Agent and the Banks hereby acknowledge and agree that, based solely on circumstances existing as of the Closing Date, the transactions contemplated by this Agreement do not require a Reclassification as of such date.





SECTION 3



GUARANTEE





     3.01 The Guarantee. Each of the Credit Parties hereby jointly and severally guarantees to each Bank, the Administrative Agent and the Issuing Bank as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Credit Parties hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Credit Parties will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     3.02 Obligations Unconditional. The obligations of the Credit Parties under Section 3.01 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 3.02 that the obligations of the Credit Parties hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Credit Party hereunder which shall remain absolute and unconditional as described above:



	     (i) at any time or from time to time, without notice to any Credit Party, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;



	     (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred therein shall be done or omitted;



	     (iii) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;



	     (iv) any Lien granted to, or in favor of, the Administrative Agent or any Bank or Banks as security for any of the Credit Party Obligations shall fail to attach or be perfected; or



	     (v) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Credit Party) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Credit Party).

With respect to its obligations hereunder, each Credit Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.



     3.03 Reinstatement. The obligations of the Credit Parties under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Credit Party agrees that it will indemnify each of the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.



     3.04 Certain Additional Waivers. Without limiting the generality of the provisions of any other Section of this
Section 3, each Credit Party hereby specifically waives the benefits of the Code of Virginia Sections 49-25 and 49-26, inclusive. Each Credit Party further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations. In addition, each Credit Party hereby waives and renounces any and all rights it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid by such Credit Party pursuant to Section 3.01. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by any Credit Party against the estate of the Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent any Credit Party from constituting a creditor of the Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower.



     3.05 Remedies. The Guarantors agree that, as between the Credit Parties, on the one hand, and the Administrative Agent and the Banks, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 8.02 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of

Section 3.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Credit Parties for purposes of said Section 3.01.



     3.06  Continuing Guarantee.  The guarantee in this
Section 3 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.



     3.07 Limitation of Guarantee. The liability of each Credit Party (other than the Borrower whose liability under this guarantee shall not be limited) with respect to the Credit Party Obligations guaranteed hereunder shall not exceed the Maximum Guaranteed Amount as determined at the earlier of the date of commencement of a case under the Bankruptcy Code in which the Creditor Party is a debtor or the date enforcement is sought under this Section 3.





SECTION 4



CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT



     4.01 Conditions to Closing. The closing of the credit facility is subject to satisfaction of the following conditions in form and substance acceptable to the Administrative Agent and the Required Banks:



	     (a)  Executed Credit Documents.  Receipt by the
Administrative Agent of executed copies of this Credit
Agreement, the Notes, the Master Trade LOC Agreement and the other Credit Documents (in sufficient numbers to provide a fully executed original of each, to each Bank).



	     (b) Fees. Payment to the Administrative Agent of the portion of the Upfront Fees and other fees, if any, payable on the Closing Date.

     4.02  Conditions to Initial Extensions of Credit.
The obligation of the Banks to make the initial Extensions of Credit hereunder, is subject, at the time of the making of such Extension of Credit, to satisfaction of the following conditions in form and substance acceptable to the Administrative Agent and the Required Banks:



	     (a) No Default; Representations and Warranties. Both at the time of the making of such Loan or issuance of such Letter of Credit and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents then in effect shall be true and correct in all material respects.



	     (b)  Opinion of Counsel.  Receipt by the
Administrative Agent of an opinion, or opinions, in form and substance satisfactory to the Required Banks, addressed to the Administrative Agent and the Banks and dated as of the Closing Date from Hunton & Williams, counsel to the Borrower and the Guarantors (in sufficient numbers to provide a fully executed original to each Bank).



	     (c)  Corporate Documents.  Receipt by the
Administrative Agent of the following:



			     (i)     Articles of Incorporation.  Copies of the
articles of incorporation or charter documents of the Borrower and the Guarantors certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.



			     (ii)    Resolutions.  Copies of resolutions of the
Board of Directors of the Borrower and the Guarantors approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.



			     (iii)   Bylaws.  A copy of the bylaws of the
Borrower and the Guarantors certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

			     (iv)    Good Standing.  Copies of (i) certificates
of good standing, existence or its equivalent with respect to the Borrower and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrower or Guarantor in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.



	     (d) Issuance of the Senior Notes. Receipt by the Administrative Agent and the Banks of certified copies of the form of the Senior Notes and the indenture or other governing instrument pursuant to which such Senior Notes shall have been issued, the form and substance of which shall be acceptable to the Administrative Agent and the Banks in their discretion, together with evidence of receipt by the Borrower of gross proceeds of at least $110,000,000 from the issuance of the Senior Notes and evidence or repayment of the 8<% Senior Notes due June 1, 1999 and the Variable Rate Term Loan owing to Wachovia Bank of North Carolina, N.A., each as referenced on
Schedule 5.09 and the termination of any commitments relating thereto.



	     (e) Termination of Existing Credit Facility. Evidence of repayment of, and termination of the commitments under, the credit facility established pursuant to that Credit Agreement dated as of October 6, 1993 among the Borrower, the other Credit Parties thereto, the banks and financial institutions thereto, NationsBank of North Carolina, N.A. and Philadelphia National Bank (incorporated as CoreStates Bank, N.A.), as co-agents, and NationsBank of North Carolina, N.A., as administrative agent, as amended and modified.



SECTION 5



REPRESENTATIONS AND WARRANTIES



     Each Credit Party hereby represents and warrants to each Bank that:



     5.01  Organization and Good Standing.  Each of the
Borrower and its Restricted Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect, and has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.



     5.02 Due Authorization. Each Credit Party (i) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for, and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.



     5.03 No Conflicts. With respect to each of the Credit Parties, neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its articles of incorporation or bylaws, (ii) violate, contravene or materially conflict with any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Credit Documents) upon or with respect its properties, the violation of which would or might have a Material Adverse Effect.



     5.04 Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents.



     5.05  Enforceable Obligations.  This Credit
Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

     5.06 Financial Condition. The financial statements and financial information provided to the Banks, consisting of, among other things, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries dated as of January 1, 1994 and draft copies of an audited consolidated balance sheet of the Borrower and its subsidiaries dated as of December 31, 1994, together with related consolidated statements of income, stockholders' equity and changes in financial position or cash flow certified by Price Waterhouse, certified public accountants, and (ii) a company-prepared consolidated and consolidating balance sheet of the Borrower and its Subsidiaries dated as of December 31, 1994, together with related consolidated and consolidating statements of income, stockholders' equity and changes in financial position or cash flow, are true and correct and fairly represent the financial condition of the Borrower and its Subsidiaries as of such respective dates; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since the date of such financial statements there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect.



     5.07 No Default. No Default or Event of Default presently exists.



     5.08 Liens. Except for Permitted Liens, each of the Credit Parties has good and marketable title to all of its properties and assets free and clear of all liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature.

     5.09  Indebtedness.  The Credit Parties have no
Indebtedness (including without limitation Guaranty, reimbursement or other contingent obligations) except as disclosed in the financial statements referenced in Section 5.06 and as set forth in Schedule 5.09.



     5.10  Litigation.  Except as disclosed in Schedule
5.10 , there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower threatened, against the Borrower or any of its Restricted Subsidiaries which, if adversely determined, would likely have a Material Adverse Effect. For purposes hereof, in the case of proceedings involving only monetary damages, $5,000,000 or more shall be considered as having a Material Adverse Effect. Since the date of this Credit Agreement (or the date of the most recent update hereunder), there has been no material adverse change in the status of any actions, suits, investigations, litigation or proceedings disclosed hereunder except as disclosed in writing to the Banks prior to or upon reaffirmation of this provision as provided herein.

     5.11  Material Agreements.  None of the Credit
Parties is in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound which default would have a Material Adverse Effect.



     5.12 Taxes. Each of the Credit Parties has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any liens in favor of the Banks), by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles, but only so long as there is no liability or risk of loss, sale or forfeiture of any collateral pledged to the Banks. None of the Credit Parties is aware of any proposed material tax assessments against it or any of members of the Consolidated Borrower Group.



     5.13  Compliance with Law.  Each of the Credit
Parties is in substantial compliance with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it, or to its properties.



     5.14  ERISA.  (i) No Reportable Event (as defined in
ERISA) has occurred and is continuing with respect to any Plan;
(ii) no Plan has an unfunded current liability (determined under Section 412 of the Code) or an accumulated funding deficiency,
(iii) no proceedings have been instituted, or, to the knowledge of the Borrower, planned, to terminate any Plan, (iv) neither the Borrower, any Subsidiary, any member of a Controlled Group, nor any duly-appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multi-Employer Pension Plan (as defined in Section 3(37) or ERISA); and (v) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.



     5.15 Subsidiaries. Set forth in Schedule 5.15 is a complete and accurate list of all Affiliates and Subsidiaries of each of the Credit Parties. Information on the attached
Schedule includes state of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower,

Subsidiary or Affiliate; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by the Borrower, directly or indirectly, free and clear of all liens, security, interests and other charges or encumbrances (other than those arising under or contemplated in connection with the Credit Documents).

     5.16 Use of Proceeds; Margin Stock. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 6.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. None of the Credit Parties own "margin stock" except as identified in the financial statements referred to in Section 5.06 hereof and, as of the date hereof, the aggregate value of all "margin stock" owned by the Borrower and its Subsidiaries does not exceed 25% of the value of all the Borrower's and its Subsidiaries assets.



     5.17  Government Regulation.  None of the Credit
Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, none of the Credit Parties is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Bank. For purposes hereof, the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Bank) shall have the meanings ascribed to them in Regulation O issued by the Board of Governors of the Federal Reserve System.



     5.18  Hazardous Substances.  Except as disclosed on
Schedule 5.18 or except as would not reasonably be expected to have a Material Adverse Effect, the real property owned or leased by the Borrower and its Subsidiaries or on which the Borrower or its Subsidiaries operates (the "Subject Property") is free from "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ee 9601 et seq., as amended, and the regulations promulgated thereunder; no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. e763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. e763.63) or the past or present accumulation, spillage or leakage of any such substance; and the Borrower and its Subsidiaries are in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses; and the Credit Parties know of no complaint or investigation regarding real property which it or any other Credit Party owns or leases or on which it or any other Credit Party operates.



     5.19  Patents, Franchises, etc.  Each of the Credit
Parties possesses all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Each of the Credit Parties has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective property and to the conduct of its business.



     5.20  Solvency.  The Borrower and each of its
Restricted Subsidiaries, both collectively and individually, is and, after consummation of this Credit Agreement and after giving effect to all Indebtedness incurred hereunder, will be, solvent.



     5.21 Investments. All investments of each of the Credit Parties are Permitted Investments.





SECTION 6



AFFIRMATIVE COVENANTS





     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     6.01 Information Covenants. The Credit Parties will furnish, or cause to be furnished, to the Administrative
Agent and each Bank:



	     (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year together with related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all in reasonable detail and examined by Price Waterhouse, or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks and whose opinion shall be to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur). It is specifically understood and agreed that failure of the annual financial statements to be accompanied by an opinion and certificate of such accountants in form and substance as provided herein shall constitute a Default hereunder.



	     (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of the first, second and third fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period together with related consolidated and consolidating statements of income and retained earnings and of cash flows for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all in reasonable form and detail acceptable to the Required Banks, and accompanied by a certificate of the chief financial officer, treasurer or controller of the Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments.



	     (c) Borrowing Base Certificates. As soon as practicable and in any event within 25 days after the end of each monthly accounting period of each fiscal year of the Borrower, a statement of the Borrowing Base and its components as of the end of the immediately preceding monthly accounting period, substantially in the form of Schedule 6.01(c) hereto, certified by the chief financial officer, treasurer or controller of the Borrower to be true and correct as of such date.

	     (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and
(b) hereof, a certificate of the chief financial officer, treasurer or controller of the Borrower substantially in the form of Schedule 6.01(d) to the effect that no Default or Event of Default exists, or if any Default or Event of Default does exist specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. In addition, the Officer's Certificate shall demonstrate compliance of the financial covenants contained in Section 6.11 by calculation thereof as of the end of each such fiscal period.



	     (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in
Section 6.01(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default (insofar as any such terms or provisions pertain to accounting matters) and, if any such Default or Event of Default exists, specifying the nature and extent thereof.



	     (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or a Subsidiary in connection with any annual, interim or special audit of the books of the Borrower or any of its Subsidiaries.



	     (g) SEC and Other Reports. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, (i) the Securities and Exchange Commission, or any successor agency, by the Borrower or any of its Subsidiaries, and copies of all financial statements, proxy statements, notices and reports as the Borrower or its Subsidiaries shall send to its shareholders or to the holders of any other Indebtedness (including specifically without limitation, any Subordinated Debt) in their capacity as such holders and (ii) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.



	     (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent or the Required
Banks may reasonably request.

	     (i) Notice of Default or Litigation. Upon any Credit Party obtaining knowledge thereof, it will give written notice to the Administrative Agent (i) immediately, of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) promptly, but in any event within 5 Business Days, of the occurrence of any of the following with respect to any member of the Consolidated Borrower Group: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any member of the Consolidated Borrower Group which if adversely determined is likely to have a Material Adverse Effect, (B) any levy of an attachment, execution or other process against its assets having a value of $500,000 or more, (C) the occurrence of an event or condition which shall constitute a default or event of default under any Indebtedness of any member of the Consolidated Borrower Group, (D) any development in its business or affairs which has resulted in, or which any Credit Party reasonably believes may result in, a Material Adverse Effect, or (E) the institution of any proceedings against any member of the Consolidated Borrower Group with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ee 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, the violation of which would likely have a Material Adverse Effect, or (F) any notice or determination concerning the imposition of any withdrawal liability by a multiemployer Plan against any member of the Consolidated Borrower Group or any of its ERISA Affiliates, the determination that a multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV or ERISA, the termination of any Plan, and the amount of liability incurred or which may be incurred in connection with any such event.



     6.02  Preservation of Existence and Franchises.
Except as otherwise permitted under Section 7.04, each member of the Consolidated Borrower Group will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.



     6.03 Books, Records and Inspections. Each member of the Consolidated Borrower Group will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). Each member of the Consolidated Borrower Group will permit on reasonable notice officers or designated representatives of the Administrative Agent and the Banks to visit and inspect its books of account and records and any of its properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of such member of the Consolidated Borrower Group with, and be advised as to the same by, its and their officers, directors and independent accountants.



     6.04 Compliance with Law. Each member of the Consolidated Borrower Group will comply with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable Governmental Authorities applicable to it and its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) if noncompliance with any such law, rule, regulation or restriction would have a Material Adverse Effect.



     6.05 Payment of Taxes and Other Indebtedness. Each member of the Consolidated Borrower Group will pay and discharge
(i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien or charge upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that members of the Consolidated Borrower Group shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with generally accepted accounting principles, unless the failure to make any such payment (a) shall give rise to an immediate right to foreclosure on a Lien securing such amounts or (b) otherwise would have a Material Adverse Effect.



     6.06  Insurance.  Each member of the Consolidated
Borrower Group will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice unless higher limits or other types of coverage are required by the terms of the other Credit Documents or are otherwise reasonably required by the Required Banks. The present coverage of the members of the Consolidated Borrower Group is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 6.06 hereto and is acceptable to the Administrative Agent and the Banks as of the Closing Date.

     6.07 Maintenance of Property. Each member of the Consolidated Borrower Group will maintain and preserve its properties and equipment used or useful in its business (in whomsoever's possession as they may be) in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.



     6.08 Performance of Obligations. Each member of the Consolidated Borrower Group will perform in all material respects all of its obligations (including, except as may be otherwise prohibited or contemplated hereunder, payment of Indebtedness in accordance with its terms) under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.



     6.09 ERISA. Each Credit Party and ERISA Affiliate will, (a) at all times, make prompt payment of all contributions required under all employee pension benefit plans ("Plans") and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) promptly upon request, furnish the Administrative Agent and the Banks copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year; (c) notify the Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (d) furnish to the Administrative Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested. The Borrower will not, nor will it permit any of its Subsidiaries or ERISA Affiliates to (I) terminate a Plan if any such termination would give rise to or result in any material liability, or (II) cause or permit to exist any Termination Event under ERISA or other event or condition which presents a material risk of termination at the request of the PBGC.



     6.10 Use of Proceeds. The proceeds of the Loans hereunder shall be used for the purpose of financing working capital requirements and general corporate purposes.

     6.11  Financial Covenants.



	     (a) Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth on each Determination Date after the Closing Date to be less than $130,000,000; provided, however, the minimum Consolidated Tangible Net Worth required hereunder shall increase on the last day of each fiscal year to occur after the Closing Date to an amount equal to the sum of (i) the Consolidated Tangible Net Worth required to be maintained on the last day of the immediately preceding fiscal year, plus (ii) an amount equal to 50% of Consolidated Net Income for the fiscal year ending as of such date (or if Consolidated Net Income is a deficit figure for such year, then zero), plus (iii) 100% of the net proceeds received by the Borrower or any Restricted Subsidiary pursuant to any Equity Transaction from and after the Closing Date (other than and to the extent, the net proceeds from a Equity Transaction shall be used within 90 days of receipt to redeem or purchase preferred stock of the Borrower).



	     (b) Leverage Ratio. On each Determination Date the Borrower will not permit the ratio of the aggregate outstanding principal amount of Consolidated Funded Debt to Consolidated Tangible Capitalization to exceed:



	     Determination Date Occurring        Leverage Ratio



	     Last day of fourth fiscal

	     quarter 1994 through last

	     day of fourth fiscal quarter

	     1995                                    .70 : 1.0



	     Last day of first fiscal

	     quarter 1996 through last

	     day of fourth fiscal quarter

	     1996                                    .65 : 1.0



	     Last day of first fiscal quarter

	     1997 and thereafter                     .60 : 1.0

	     (c) Fixed Charges Coverage Ratio. The Borrower will keep and maintain as of each Determination Date a ratio of Net Income Available for Fixed Charges to Fixed Charges for a period of four consecutive fiscal quarters ending as of the Determination Date of not less than 1.25 to 1.0.



     6.12  Additional Subsidiaries.  Promptly upon any
Person becoming an Additional Credit Party, the Credit Parties shall so notify the Administrative Agent and the Banks and shall cause such Person to become a "Guarantor" hereunder pursuant to a Joinder Agreement.





SECTION 7



NEGATIVE COVENANTS





     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:



     7.01 Indebtedness. Neither the Borrower nor any of its Restricted Subsidiaries will contract, create, incur, assume or permit to exist any Indebtedness, except:



	     (a)     Indebtedness arising under this Credit
Agreement and the other Credit Documents;



	     (b) Indebtedness evidenced by the Senior Notes (and a refinancing thereof, so long as in the case of any such refinancing, such Indebtedness (i) shall not exceed the principal amount of the Senior Notes then outstanding, (ii) has a weighted average life to maturity not shorter than that of the Senior Notes, (ii) is unsecured, except by guaranties of the Subsidiaries as provided in the case of the Senior Notes, and the rights of payment are subordinate to or pari pasu with, but not senior to or given a preference in any material respect over, the Obligations under this Credit Agreement and (iv) the terms of the credit agreement, indenture, note or other instrument pursuant to which such Indebtedness is issued or by which such Indebtedness is governed, shall not, in any material respect, be more restrictive to the Borrower or its Subsidiaries than the terms of the Indenture pursuant to which the Senior Notes shall have been issued);



	     (c) Indebtedness existing as of the Closing Date as referenced in Section 5.09 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable to such Person than such existing Indebtedness (taking into account reasonable market conditions existing at such time) and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);



	     (d) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business, provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);



	     (e)  Purchase money indebtedness incurred to
finance the purchase of fixed assets provided that (i) the total of all such indebtedness shall not exceed an aggregate principal amount at any time outstanding of $5,000,000 in fiscal year 1995, $10,000,000 in fiscal year 1996 and thereafter; (ii) such indebtedness when incurred shall not exceed the purchase price of the asset financed; and (iii) no such indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and



	     (f) Other short term unsecured indebtedness for borrowed money (and specifically excluding for purposes hereof any letters of credit issued outside of this Credit Agreement other than any such letters of credit which may have been issued and outstanding on the Closing Date, which letters of credit may not be renewed or otherwise extended) which do not exceed $10,000,000 in the aggregate at any time outstanding.



     7.02 Liens. Neither the Borrower nor any of its Restricted Subsidiaries will contract create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.



     7.03 Guaranty Obligations. Neither the Borrower nor any of its Restricted Subsidiaries will enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than those in favor of the Senior Notes and in favor of the Banks in connection herewith.



     7.04 Nature of Business. Neither the Borrower nor any of its Restricted Subsidiaries will substantively alter the character of its business from that conducted as of the Closing
Date.



     7.05  Consolidation, Merger, Sale or Purchase of
Assets, etc.  Neither the Borrower nor any of its Restricted
Subsidiaries will



	     (a) dissolve, liquidate, or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets (other than in the ordinary course of business for fair consideration), or agree to any of the foregoing at a future time, except for the sale or disposition of machinery and equipment no longer useful in the conduct of its business. As used herein, "substantial part" shall mean if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries (other than in the ordinary course of business), (i) during the 12-month period ending with the date of such sale, lease or other disposition exceeds 10% of Consolidated Assets, determined as of the end of the immediately preceding fiscal year, or (ii) during the period beginning on the date of this Credit Agreement and ending on the date of such sale, lease or other disposition, exceeds an amount equal to 25% of Consolidated Assets determined as of December 31, 1994; or



	     (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at a future time, except for
(i) capital expenditures to the extent of the limitations set out in Section 6.11(c), (ii) investments, acquisitions and transfers or dispositions of properties permitted pursuant to
Section 7.06, (iii) the merger or consolidation of a Restricted Subsidiary into, or a sale, transfer or lease of all or a substantial part of its properties (at fair value) to, a Credit Party, and (iv) the merger of any Person into a Credit Party, provided that the Credit Party shall be the surviving corporation, and management and control of the Credit Party shall remain substantially unchanged and no Default or Event of Default shall exist either immediately prior to or after giving effect to such merger. Notwithstanding the foregoing, other than capital expenditures permitted pursuant to Section 6.11(c) and investments pursuant to Section 7.06, in the case of an acquisition by the Borrower or its Restricted Subsidiaries, whether by way of asset purchase, stock or securities purchase or merger or consolidation, the aggregate cash consideration paid in connection with such acquisitions shall not exceed $15,000,000 in any instance or $30,000,000 in the aggregate over the term of this credit facility (including any extensions of the Termination Date).



     7.06 Advances, Investments and Loans. Neither the Borrower nor any of its Restricted Subsidiaries will lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person except for Permitted Investments.



     7.07  Prepayments of Indebtedness, etc.  Neither the
Borrower nor any of its Restricted Subsidiaries will



	     (i) after the issuance thereof, amend or modify (or permit the amendment or modification of), if reasonably adverse to the interests of the Banks, any of the terms of any subordinated or senior funded indebtedness for borrowed money (including specifically, but without limitation, the Indebtedness evidenced by the Senior Notes) to the extent any such amendment or modification would be adverse to the issuer thereof or to the interests of the Banks,



	     (ii) make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any other Indebtedness for borrowed money (including specifically, but without limitation, the Indebtedness evidenced by the Senior Notes); except



	     (A) with the proceeds of an Equity Transaction,



	     (B) with the proceeds of Indebtedness incurred in a refinancing of the Senior Notes permitted under Section 7.01(b), and

	     (C) where



		     (I) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto,



		     (II) the Borrower shall have achieved a ratio of Consolidated Funded Debt to Consolidated Tangible Capitalization of .50:1.0 or less as of the end of the fiscal year then ending, or if not on the last day of a fiscal year, then as of the end of the most recent fiscal year preceding the transaction, and



		     (III) the Borrower can demonstrate compliance with financial covenants (including without limitation, the Fixed
Charges Coverage Ratio of Section 6.11(c)) and availability hereunder on both a Pro Forma Basis,



     then the Borrower may make optional or voluntary prepayments of principal on, or redeem or otherwise acquire, Senior Notes in an aggregate amount not to exceed 10% of the principal amount of the Senior Notes outstanding at the end of the fiscal year most recently ended,



	     (iii) make any payment, prepayment, redemption, acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) refund, refinance or exchange of any Subordinated Debt. As used herein, "Subordinated Debt" means any indebtedness for borrowed money which by its terms is, or upon the happening of certain events may become, subordinated in right of payment to the Loans and other amounts owing hereunder or in connection herewith.



     7.08 Transactions with Affiliates. No member of the Consolidated Borrower Group will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.



     7.09  Ownership of Subsidiaries.  Neither the
Borrower nor any of its Restricted Subsidiaries will sell, transfer or otherwise dispose of, a substantial part the shares of capital stock of the Subsidiaries or permit any Subsidiaries to issue, sell or otherwise dispose of, a substantial part of the shares of capital stock of the Subsidiaries. Neither the Borrower nor any of its Restricted Subsidiaries will create, form or acquire a Subsidiary unless such Subsidiary is or would be a Restricted Subsidiary. As used herein, "substantial part" shall mean any sale, transfer, disposition or issuance which would (i) result in a Change of Control, or (ii) involve more than 10% of the Borrower's consolidated net shareholder's equity during the period ending as of the date of any such sale, transfer, disposition or issuance, or more than 25% of the Borrower's consolidated net shareholder's equity determined as of December 31, 1994.



     7.10 Fiscal Year. Neither the Borrower nor any of its Restricted Subsidiaries will change its fiscal year.





SECTION 8



EVENTS OF DEFAULT





     8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):



	     (a)     Payment.  Any Credit Party shall



		     (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or in providing cash collateral when due pursuant to Section 8.02(iv), or



		     (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith; or



	     (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made;
or



	     (c)     Covenants.  Any Credit Party shall



		     (i) default in the due performance or observance of any term, covenant or agreement contained in Sections
6.01(i), 6.02, 6.10, 6.11 or 7.01 through 7.10, inclusive, or



		     (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or this Section
8.01) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative
Agent; or



	     (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Banks the liens, rights, powers and privileges purported to be created thereby; or



	     (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such guarantor's obligations under such guaranty, or any guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or



	     (f) Bankruptcy, etc. The Borrower or any Restricted Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against the Borrower or any Restricted Subsidiary under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Borrower or any Restricted Subsidiary; or the Borrower or any Restricted Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Restricted Subsidiary; or there is commenced against the Borrower or any Restricted Subsidiary any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any Restricted Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Restricted Subsidiary suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or the Borrower or any Restricted Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Restricted Subsidiary for the purpose of effecting any of the foregoing; or



	     (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Borrower and its Restricted Subsidiaries, (i) the Borrower or any of its Restricted Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or



	     (h) Judgments. One or more judgments or decrees shall be entered against the Borrower or any Restricted Subsidiary involving a liability of $500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or



	     (i) ERISA. (i) Any Credit Party or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $1,000,000 (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by any such member of the Consolidate Borrower Group or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $1,000,000; or



	     (j) Ownership. There shall occur a Change of Control; or



	     (k)     Senior Notes.  The occurrence of an Event of
Default under the Senoir Notes (as defined therein).



     8.02 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required
Banks or cured to the satisfaction of the Required Banks
(pursuant to the voting procedures in Section 10.06), the Administrative Agent shall, upon the request and direction of the Required Banks, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

			(i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.



	     (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and unreimbursed drawings in respect of LOC Obligations and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Banks hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.



	     (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit
Documents and all rights of set-off.



	     (iv) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under
Section 8.01(e), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Banks, in a cash collateral account as additional security for the LOC Obligations for subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.



Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(f) shall occur, then the Commitments shall automatically terminate and all Loans and LOC Obligations, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Banks hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Banks.

SECTION 9

AGENCY PROVISIONS

     9.01 Appointment. Each Bank hereby designates and appoints CoreStates Bank, N.A. and First Union National Bank of Virginia as co-agent (in such capacity as Co-Agents hereunder, the "Co-Agents") and NationsBank, N.A. (Carolinas) as administrative agent (in such capacity as Administrative Agent hereunder, the "Administrative Agent") of such Bank to act as specified herein and the other Credit Documents, and each such Bank hereby authorizes the Administrative Agent and the Co-Agents, respectively, as the agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, neither the Co-Agents nor the Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Banks and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent and the Co-Agents shall not act solely as agents of the Banks and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.



     9.02 Delegation of Duties. The Agents may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.



     9.03 Exculpatory Provisions. Neither the Co-Agents nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency herefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Co-Agents nor the Administrative Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Co-Agents or the Administrative Agent to the Banks or by or on behalf of the Credit Parties to the Co-Agents or the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.



     9.04 Reliance on Communications. The Co-Agents or the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Banks as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.03(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Banks (or to the extent specifically provided in Section 10.06, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks.



     9.06  Non-Reliance on Agents and Other Banks.  Each
Bank expressly acknowledges that neither the Co-Agents nor the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Co-Agents or the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Co-Agents or the Administrative Agent to any Bank. Each Bank represents to the Co-Agents and the Administrative Agent that it has, independently and without reliance upon the Co-Agents or the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Bank also represents that it will, independently and without reliance upon the Co-Agents or the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, neither the Co-Agents nor the Administrative Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Co-Agents nor the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.07 Indemnification. The Banks agree to indemnify the Co-Agents and the Administrative Agent in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Co-Agents or the Administrative Agent in their respective capacities as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Co-Agents or the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of a Co-Agent or the Administrative Agent. If any indemnity furnished to the Co-Agents or the Administrative Agent for any purpose shall, in the opinion of the Co-Agents or the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.



     9.08  Agents in their Individual Capacity.  The
Co-Agents and the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other members of the Consolidated Borrower Group as though the Co-Agents or the Administrative Agent were not a Co-Agent or Administrative Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Co-Agent or the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Bank and may exercise the same as though they were not a Co-Agent or Administrative Agent, and the terms "Bank" and "Banks" shall include the Co-Agents and the Administrative Agent in their individual capacity.



     9.09 Successor Agent. The Administrative Agent and any Co-Agent may, at any time, resign upon 20 days' written notice to the Banks, and be removed with or without cause by the Required Banks upon 30 days' written notice to the Co-Agent or Administrative Agent. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Co-Agent or Administrative Agent. If no successor Co-Agent or Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Co-Agent or Administrative Agent shall select a successor Co-Agent or Administrative Agent provided such successor is a Bank hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Co-Agent or Administrative Agent hereunder by a successor, such successor Co-Agent or Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Co-Agent or Administrative Agent, and the retiring Co-Agent or Administrative Agent shall be discharged from its duties and obligations as Co-Agent or Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent or Administrative Agent under this Credit Agreement.





SECTION 10



MISCELLANEOUS





     10.01  Notices.  Except as otherwise expressly
provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and in the case of the Banks, set forth on Schedule 2.01(a), or at such other address as such party may specify by written notice to the other parties hereto:

	     if to the Borrower or the Guarantors:



		     Tultex Corporation

		     101 Commonwealth Boulevard

		     Martinsville, Virginia 24112

		     Attn:  Kevin W. Walsh

		     Vice President-Finance/Treasurer

		     Telephone:  (703) 632-2961 Ext. 3101

		     Telecopy:   (703) 634-2611



	     if to the Administrative Agent:



		     NationsBank, N.A. (Carolinas)

		     101 N. Tryon Street

		     Independence Center

		     NC1-001-15-04

		     Charlotte, North Carolina 28255

		     Attn: Margaret Lydon

		     Telephone:  (704) 386-9371

		     Telecopy:   (704) 386-9923
		     with a copy to:



		     NationsBank, N.A. (Carolinas)

		     NationsBank Corporate Center, 8th Floor

		     NC1-007-08-11

		     100 North Tryon Street

		     Charlotte, North Carolina  28255

		     Attn: J. Lance Walton

		     Telephone:  (704)386-6744

		     Telecopy:   (704)386-1270



     10.02 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to such Bank hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to
Section 10.03(c) or Section 2.21. may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.



     10.03  Benefit of Agreement.



	     (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the none of the Credit Parties may assign and transfer any of its rights, obligations or interests without prior written consent of the Banks; provided further that the rights of each Bank to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.03, provided however that nothing herein shall prevent or prohibit any Bank from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, or
(ii) granting assignments or participation in such Bank's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Bank which is at least 50% owned by such Bank or its parent company.



	     (b) Assignments. Each Bank may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 10.03(b) to one or more Eligible Assignees, provided that any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount, that each such assignment shall be of a constant not varying, percentage of all of the assigning Bank's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $1,500 payable to the Administrative Agent for its own account. The assigning Bank will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Bank" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Bank shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Bank and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).



	     (c) Participations. Each Bank may sell, transfer, grant or assign participations in all or any part of such Bank's interests and obligations hereunder; provided that (i) such selling Bank shall remain a "Bank" for all purposes under this Credit Agreement (such selling Bank's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Bank hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating,
(B) postpone the date fixed for any payment of principal
(including extension of the Termination Date or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Bank in respect of such participation to be those set forth in the participation agreement with such Bank creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 2.13, 2.14, 2.15 and 2.16 on the same basis as if it were a Bank.



     10.04 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Guarantor and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.



     10.05  Payment of Expenses, etc.  The Borrower
agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Administrative Agent and the Banks in connection with enforcement of the Credit Documents and the documents and instruments referred to therein

(including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).



     10.06 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Banks, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Banks over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Bank) or issue or extend Letters of Credit in contravention of the provisions of Section
2.07 requiring unanimous consent, (ii) release any Guarantor from its guaranty obligations hereunder,, (iii) amend, modify or waive any provision of this Section or Section 2.13, 2.14, 2.15, 2.16, 2.20, 8.01(a), 9.07, 10.02 and 10.03 (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement. No provision of
Section 9 may be amended without the consent of the Administrative Agents.

     10.07 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.



     10.08 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.



     10.09 Survival of Indemnification. All indemnities set forth herein, including, without limitation, in Sections
2.13, 2.15 or 10.05 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitment hereunder.



     10.10  Governing Law; Submission to Jurisdiction;
Venue.



	     (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in the City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out notices pursuant to Section 10.01, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.



	     (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.



	     (c) EACH OF THE AGENTS, EACH OF THE BANKS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING
OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER
CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.



     10.11 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.



     10.12 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

  10.13  Survival of Representations and
Warranties. All representatives and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.



[Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.



BORROWER:

			     TULTEX CORPORATION,

			     a Virginia corporation





			     By____________________________



			     Title_________________________





GUARANTORS:



			     DOMINION STORES, INC.,

			     a Virginia corporation





			     By____________________________



			     Title_________________________

			     LOGO 7, INC.,

			     a Virginia corporation





			     By____________________________



			     Title_________________________





			     UNIVERSAL INDUSTRIES, INC.,

			     a Massachusetts corporation





			     By____________________________



			     Title_________________________ Signature Pages to

Tultex Corporation Credit Agreement





BANKS:



				     NATIONSBANK, N.A. (CAROLINAS),

				     individually in its capacity as a

				     Bank and in its capacity as Co-Agent and

				     Administrative Agent



				     By_____________________________



				     Title__________________________







				     CORESTATES BANK, N.A.,

				     individually in its capacity as a Bank

				     and in its capacity as a Co-Agent



				     By



		   Title

		   FIRST UNION NATIONAL BANK OF VIRGINIA, individually

		   in its capacity as a Bank and in its capacity as a Co-Agent



				     By



				     Title





				     SIGNET BANK/VIRGINIA



				     By



				     Title





				     FIRST NATIONAL BANK OF MARYLAND



				     By



				     Title





				     THE BANK OF TOKYO TRUST COMPANY



				     By



				     Title

Signature Pages to

Tultex Corporation Credit Agreement





				     NBD BANK, N.A.



				     By



				     Title





				     PNC BANK, N.A.



				     By



				     Title





				     MORGAN GUARANTY TRUST COMPANY OF

				       NEW YORK



				     By



				     Title

				     THE BANK OF NEW YORK



				     By



				     Title





Schedule 2.01(a)
Schedule of Banks and
Commitment

		  Address                             Revolving   Trade LOC      Standby LOC
		  for Funding        Address for      Committed   Committed      Committed
Bank              and Payments       Other Notices    Amount      Amount         Amount
----              ------------       ---------------- ----------  -------------  ------------
NationsBank,      NationsBank,       NationsBank,     37,500,000  11,666,666.67  1,666,666.67
N.A. (Carolinas)  N.A. (Carolinas)   N.A. (Carolinas)
		  (704)386-9973      NationsBank
		  101 N. Tryon St.   Corporate
		  Independence       Center, 8th
		  Center             Floor
		  NC1-001-15-04      NC1-007-08-11
		  Charlotte, NC      100 N. Tryon St.
		  28255              Charlotte, NC
		  Attn: Margaret     28255
		  Lydon              Attn: J. Lance
		  Phone:             Walton
		  (704)386-9371      Phone:
		  Fax:               (704)386-6744
		  (704)386-9973      Fax:
				     (704)386-1270



















		  Address                             Revolving   Trade LOC      Standby LOC
		  for Funding        Address for      Committed   Committed      Committed
Bank              and Payments       Other Notices    Amount      Amount         Amount
----              ------------       ---------------- ----------  -------------  ------------
CoreStates Bank,                     CoreStates Bank, 35,000,000  10,888,888.89  1,555,555.56
N.A.                                 N.A.
				     1345 Chestnut
				     Street
				     FC1-1-2-25
				     Phil., PA
				     19101-7618
				     Attn: James P.
				     Richards
				     Phone:
				     (215)973-7397
				     Fax:
				     (215)973-6745

Signet                               Signet           15,000,000  4,666,666.67     666,666.67
Bank/Virginia                        Bank/Virginia
				     800 East Main
				     Street
				     Upper Mezzanine
				     Richmond, VA
				     23219
				     Attn: William D.
				     Garrison
				     Phone:
				     (804)771-7395
				     Fax:
				     (804)771-7151

First Union                          First Union      30,000,000  9,333,333.33   1,333,333.33
National Bank                        National Bank
of Virginia                          of Virginia
				     One First Union
				     Ctr., TW19
				     Charlotte, NC
				     28288-0730
				     Attn:  Michael
				     T. Grady
				     Phone:
				     (704)383-7514
				     Fax:
				     (704)374-2802

NBD Bank, N.A.                       NBD Bank, N.A.   25,000,000  7,777,777.78   1,111,111.11
				     One Indiana Sq.
				     Mail St. 465
				     Indianapolis, IN
				     46266
				     Attn: Mark
				     Wasden
				     Phone:
				     (317)266-6366
				     Fax:
				     (317)266-6042

		  Address                             Revolving   Trade LOC      Standby LOC
		  for Funding        Address for      Committed   Committed      Committed
Bank              and Payments       Other Notices    Amount      Amount         Amount
----              ------------       ---------------- ----------  -------------  ------------
First National
Bank of Maryland                     First National   22,500,000  7,000,000.00   1,000,000.00
				     Bank of
				     Maryland
				     25 S. Charles
				     St.
				     18th Floor
				     Mail Code
				     101-744
				     Baltimore, MD
				     21201
				     Attn: Roy A.
				     Smith
				     Phone:
				     (410)244-4289
				     Fax:
				     (410)244-4294
The Bank of
Tokyo Trust
Company                              The Bank of      15,000,000  4,666,666.67   666,666.67
				     Tokyo Trust
				     Company
				     2000 K. Street
				     Suite 701
				     Washington, DC
				     20006
				     Attn:  Andrew
				     Don
				     Phone:
				     (202)463-0477
				     Fax:
				     (202)293-3416

PNC Bank, N.A.                       PNC Bank, N.A.   15,000,000  4,666,666.67     666,666.67
				     The Land Title
				     Building
				     Broad and
				     Chestnut Streets
				     Philadelphia, PA
				     19101
				     Attn:  Gary
				     Tyrell
				     Phone:
				     (215)585-5934








		  Address                             Revolving   Trade LOC      Standby LOC
		  for Funding        Address for      Committed   Committed      Committed
Bank              and Payments       Other Notices    Amount      Amount         Amount
----              ------------       ---------------- ----------  -------------  ------------
Morgan Guaranty                      Morgan Guaranty  15,000,000  4,666,666.67     666,666.67
Trust Company of                     Trust
New York                             Company of New
				     York
				     60 Wall Street,
				     22nd Floor
				     New York, NY
				     10260
				     Attn:  David
				     Common
				     Phone:
				     (212)648-3319
				     Fax:
				     (212)648-5336

The Bank of New
York                                 The Bank of New  15,000,000  4,666,666.67     666,666.67
				     York
				     One Wall Street
				     New York, NY
				     10286
				     Attn:  Ann Marie
				     Beeble
				     Phone:
				     (212)635-1339
				     Fax:
				     (212)635-6434


Schedule 2.02(1)



FORM OF NOTICE OF BORROWING

NationsBank, N.A. (Carolinas),       NationsBank, N.A. (Carolinas),

  as Administrative Agent for          as Swingline Lender

  the Lenders referred to below      101 N. Tryon Street

101 N. Tryon Street                  Independence Center

Independence Center                  NC1-001-15-04

NC1-001-15-04                        Charlotte, North Carolina  28255

Charlotte, North Carolina  28255     Attn:  Agency Services

Attn:  Agency Services                      Margaret Lydon

       Margaret Lydon

Ladies and Gentlemen:

     The undersigned, Tultex Corporation (the
"Borrower"), refers to the Credit Agreement dated as of March 8, 1995 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Banks party thereto, and NationsBank, N.A. (Carolinas), as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice that it requests a Committed Revolving Loan advance or a Swingline Loan advance pursuant to the provisions of Section 2.07 or 2.08 of the Credit Agreement, as appropriate, and in connection herewith sets forth below the terms on which such advance is requested to be made:

(A)  Type of Loan Advance Requested (Check One)

     _______  Committed Revolving Loan

     _______  Swingline Loan

(B)  Date of Borrowing
     (which is a Business Day)       _______________________

(C)  Principal Amount of
     Borrowing 1                     _______________________

(D)  Interest rate basis 2            _______________________

(E)  Interest Period and the
     last day thereof 3                       _______________________


1 In the case of Committed revolving Loans, a minimum of $5,000,000 and $1,000,000 increments in excess therof (or the remaining Revolving Committed Amount, if less) and in the case of Swingline Loans, a minimum of $250,000 and $100,000 increments in excess thereof (or the remaining Swingline committed Amount, if less).

2 Eurodollar, Adjusted CD and Base Rate Loans available for Committed Revolving Loans. Money Market and Base Rate Loans available for Swingline Loans.

3 Interest Periods of one, two, three and six months' duration for Eurodollar Loans and 30, 60, 90, and 180 days' duration for Adjusted CD Loans.

     Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 2.09(b) of the Credit Agreement have been satisfied.



				   Very truly yours,



				   TULTEX CORPORATION





				   By:__________________________________

				   Title:_______________________________

Schedule 2.02(2)



FORM OF NOTICE OF CONVERSION





NationsBank, N.A. (Carolinas),

  as Administrative Agent for

  the Lenders referred to below

101 N. Tryon Street

Independence Center

NC1-001-15-04

Charlotte, North Carolina  28255

Attention:  Agency Services

	    Margaret Lydon



Ladies and Gentlemen:



     The undersigned, Tultex Corporation (the
"Borrower"), refers to the Credit Agreement dated as of March 8, 1995 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the other Credit Parties party thereto, the Banks party thereto, and NationsBank, N.A. (Carolinas), as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to
Section 2.03 of the Credit Agreement that it requests an extension or conversion of a Committed Revolving Loan outstanding under the Credit Agreement, and in that connection sets forth below the terms on which such extension or conversion is requested to be made:



(A)  Date of Extension or Conversion

     (which is the last day of the   _______________________

     the applicable Interest Period)



(B)  Principal Amount of

     Extension or Conversion 4        _______________________



(C)  Interest rate basis 5            _______________________



(D)  Interest Period and the

     last day thereof 6                       _______________________


4 A minimum of $5,000,000 and $1,000,000 increments in excess therof (or the reamining Revolving Committed Amount, if less).

5 Eurodollar, Adjusted CD and Base Rate Loans available.

6 Interest Periods of one, two, three and six months' duration for Eurodollar Loans and 30, 60, 90 and 180 days' duration for Adjusted CD Loans.

  Upon acceptance of extension or
conversion of any or all of the Loans made by the Banks in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 2.09(b) of the Credit Agreement have been satisfied.



					     Very truly yours,


			 TULTEX CORPORATION





			 By:__________________________________

			 Title:_______________________________





Schedule 2.06



FORM OF COMMITTED REVOLVING NOTE



$____________________                                        March 8, 1995





	     FOR VALUE RECEIVED, TULTEX CORPORATION, a Virginia corporation (the "Borrower"), hereby promises to pay to the order of __________________________ (the "Bank"), at the office of NationsBank, N.A. (Carolinas), as Administrative Agent (the "Administrative Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, certain other Credit Parties party thereto, the Administrative Agent, the Bank and certain other lenders (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of ________________________ ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all

Committed Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.05 of the Credit Agreement.



     Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.05 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Bank shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.



     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.



     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.



     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.



				   TULTEX CORPORATION



				   By____________________________



				   Title_________________________

SCHEDULE A TO THE

COMMITTED REVOLVING NOTE

OF TULTEX CORPORATION

DATED MARCH 8, 1995



							    Unpaid     Name of

       Type                                                 Principal  Person
       of      Interest        Payments           Balance              Making
Date   Loan    Period     Principal    Interest   of Note              Notation







Schedule 2.07(c)



EXISTING LETTERS OF CREDITSchedule 2.08(d)



FORM OF SWINGLINE NOTE



$10,000,000                                                  March 8, 1995





	     FOR VALUE RECEIVED, TULTEX CORPORATION, a Virginia corporation (the "Borrower"), hereby promises to pay to NATIONSBANK, N.A. (CAROLINAS) (the "Swingline Lender"), its successors and registered assigns, at the office of NationsBank, N.A. (Carolinas), as Administrative Agent (the "Administrative Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, certain other Credit Parties party thereto, the Administrative Agent, the Swingline Lender and certain other lenders (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of TEN MILLION DOLLARS

($10,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.08(c) of the Credit Agreement.



     From and after any failure to make any payment of principal or interest in respect of any of the Loans when due, whether at scheduled or accelerated maturity or on account of any mandatory prepayment, the principal of and, to the extent permitted by law, interest on, the Swingline Loans evidenced hereby, shall bear interest as provided in Section 2.07(c) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind (except as expressly provided in the Credit Agreement), all of which are hereby waived by the Borrower.



     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.



     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.



				    TULTEX CORPORATION



				    By____________________________



				    Title_________________________





SCHEDULE A TO THE

SWINGLINE NOTE EXECUTED IN FAVOR OF

NATIONSBANK, N.A. (CAROLINAS), AS SWINGLINE LENDER

OF TULTEX CORPORATION

DATED MARCH 8, 1995



Date        Person Making          Interest             Payments        Balance
	       Notation    Amount  Period    Rate  Principal Interest   of Note





Schedule 4.01(a)



Form of Master Trade LOC Agreement



Schedule 5.09



Schedule of Outstanding Indebtedness

Schedule 5.10



Schedule of Legal Proceedings





Schedule 5.15



Schedule of Subsidiaries





Schedule 5.18



Schedule of Environmental Exceptions





Schedule 6.01(c)



Form of Borrowing Base Certificate





     For the calendar month ended _______________, 19__.



     I, the undersigned, the chief financial officer of Tultex Corporation (the "Borrower"), certify as of the date hereof and prior to giving effect to any payment due as of the date hereof under the Credit Agreement dated as March 8, 1995 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms used herein shall have the meanings given to such terms in the Credit Agreement) among the Borrower, the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A. (Carolinas), as Administrative Agent:

ACCOUNTS



Gross Accounts (as of month end set forth
above)                                          $___________



     Less

     (a)  Allowance for Doubtful Accounts            $________

     (b)  Allowance for Price Protection             $________

     (c)  Allowance for Distributor and Other
Returns $________

     (d)  Allowance for Unresolved Short Pays                $________

Total Allowance                                              $___________



Net Accounts                                         $___________



     Less Ineligibles:



     (a)     Accounts subject to any Lien except
those   $________

	     in favor of the Collateral Agent, on behalf

	     of Lenders, and except for Permitted Encum-

	     brances specified in subparagraph (iii)

	     of the definition thereof.



     (b)     Accounts more than 90 days past due or more

$________

	     than ___ days from original invoice date



     (c)     Accounts owing by Account Debtor outside U.S.

$________

	     (unless secured by Letter of Credit)

     (d)     Accounts subject to offset, deduction

$________

	     or dispute



     (e)     Intercompany accounts

$________



  Total Ineligibles                                  ($          )



Eligible Accounts:                                   $_________



Eligible Receivables Borrowing Base (80% of Eligible
Receivables)    $_________





INVENTORY



Gross FIFO Inventory (as of month end set forth above) $__________



     Less:

  (a)        Inventory Reserve for Obsolescence              $__________

  (b)        Work-in-process (other than Greige Cloth)



Net Inventory                                        $__________



     Less Ineligibles:



     (a)     Inventory subject to any Lien except    $________

	     for Permitted Encumbrances

     (b)     Inventory not in saleable condition     $_________



Total Ineligibles                                    $__________



Eligible Inventory                                   $__________



Eligible Inventory Borrowing Base                            $__________

  (10th through 4th fiscal months, 50% of Eligible
Inventory;

   5th through 9th fiscal months, 65% of Eligible
Inventory)



TRADE LETTERS OF CREDIT



Trade Letters of Credit Outstanding                          $___________



Advance Rate against Trade Letters of Credit (50% of
outstanding             $___________

  Trade Letters of Credit



BORROWING BASE



Eligible Receivables Borrowing Base                          $___________



Eligible Inventory Borrowing Base                            $___________



Advance Rate against Trade Letters of
Credit                  $___________


			________________



Total Borrowing Base                                 $____________

OUTSTANDING CREDIT



Committed Revolving Loans                            $____________



Trade Letters of Credit                                      $____________



Standby Letters of Credit                            $____________



Swingline Loans                                              $____________

							     _____________



Total Extensions of Credit                           $____________





With reference to this Borrowing Base certificate, I hereby certify on behalf of the Borrower that the above statements are true and correct.



IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ______________, 19___.



					 TULTEX CORPORATION





[CORPORATE SEAL]



					 By________________________

					    Chief Financial Officer

Schedule 6.01(d)



Form of Officer's Compliance Certificate



     For the fiscal quarter ended _________________, 19___.



     I, ______________________, chief financial officer
of Tultex Corporation (the "Borrower") hereby certify that, with respect to that certain Credit Agreement dated as of March 8, 1995 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A. (Carolinas), as Administrative Agent:



     a. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) (i) the Credit Parties have kept, observed, performed and fulfilled each and every agreement binding on them contained in the Credit Documents in all material respects and (ii) no Default or Event of Default has occurred under the Credit Agreement7; and



     b. The representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.



Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 6.11 of the Credit
Agreement as of the end of the fiscal period referred to above.



     This ______ day of ___________, 19__.


[Corporate Seal]

						   Chief Financial Officer

						   Tultex Corporation

7    If a Default or Event of Default shall have
occurred during the applicable period, a detailed explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.


Financial Covenants





Schedule 6.06



Schedule of Insurance



     Schedule 6.12



Form of Joinder Agreement



     THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the "Subsidiary"), and NATIONSBANK, N.A. (CAROLINAS), in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of March 8, 1995, by and among Tultex Corporation (the "Borrower"), the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A. (Carolinas), as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.



     The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 6.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".



     Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Banks:



     1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement, (ii) all of the affirmative and negative covenants set forth in Sections 6 and 7 of the Credit Agreement and (iii) all of the undertakings and waivers set forth in Section 3 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 3.07 of the Credit Agreement, jointly and severally together with the other Guarantors, guarantees to each Bank, the Administrative Agent and the Issuing Banks, as provided in
Section 3 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and
(ii) agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.



     2. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.



				     [SUBSIDIARY]





				     By____________________________



				     Title_________________________



				     Acknowledged and accepted:



				 NATIONSBANK, N.A. (CAROLINAS),

				 as Administrative Agent



				 By______________________________



				     Title___________________________



Schedule 7.02



Schedule of Permitted Liens



     Logo 7, Inc.



	     1.  [DESCRIBE OVERSEAS FACTORING ARRANGEMENT.]

Schedule 10.03(b)



Form of Assignment and Acceptance





     THIS ASSIGNMENT AND ACCEPTANCE dated as of ________,
199_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").



     Reference is made to the Credit Agreement dated as of March 8, 1995, as amended and modified from time to time thereafter (the "Credit Agreement") among Tultex Corporation, the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A. (Carolinas), as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.



     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Committed Revolving Loans owing to the Assignor and in the LOC Obligations and Swingline Loans in which Assignor has a participation interest which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans from the Effective Date and the amount, if any, set forth below of the Fees accrued from the Effective Date for the account of the Assignor. The Assignor represents and warrants that it owns the interests assigned hereby free and clear of liens, encumbrances or other claims. The Assignee represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 10.03(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Bank under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

  3.   Terms of Assignment



     (a)  Date of Assignment:



     (b)  Legal Name of Assignor:



     (c)  Legal Name of Assignee:



     (d)  Effective Date of Assignment:



     (e)  Revolving Loan Commitment

	  Percentage Assigned (expressed

	  as a percentage of the total

	  Commitment of the Banks to

	  make Committed Revolving Loans and set

	  forth to at least 8 decimals)      %



     (f)  Revolving Loan Commitment

	  Percentage of Assignor after

	  Assignment (set forth to at

	  least 8 decimals)  %



 (g)  Total Committed Revolving Loans outstanding

      as of the Date of Assignment$_____________

     (h)  Principal Amount of Committed Revolving

	  Loans assigned on the Date of

	  Assignment (the amount set forth

	  in (g) multiplied by the

	  percentage set forth in (e))       $_____________



The terms set forth above

are hereby agreed to:



____________________, as Assignor







By:_____________________________________



Title:__________________________________





_____________________, as Assignee





By:_____________________________________



Title:__________________________________

[ACCEPTED BY:



NATIONSBANK, N.A. (CAROLINAS),

as Administrative Agent



By:____________________________________



Title:_________________________________







TULTEX CORPORATION



By:____________________________________



Title:_________________________________]

JOINDER  AGREEMENT



     THIS JOINDER AGREEMENT (the "Agreement"), dated as of March ______, 1995, is by and among AKOM LTD., a Cayman Islands, British West Indies corporation, SWEATJET, INC., a Virginia corporation, TULTEX CANADA, INC., a Canadian corporation, and TULTEX INTERNATIONAL, a Virginia corporation, (each individually a "Subsidiary" and collectively the "Subsidiaries", and NATIONSBANK, N.A. (CAROLINAS), in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of March 8, 1995, by and among TULTEX CORPORATION (the "Borrower"), the other Credit Parties party thereto, the Banks party thereto and NationsBank, N.A. (Carolinas), as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.



     Each Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 6.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".



     Accordingly, each Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the
Banks:



     1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (i) all of the representations and warranties of the Credit Parties set forth in Section 5 of the Credit Agreement, (ii) all of the affirmative and negative covenants set forth in Sections 6 and 7 of the Credit Agreement and (iii) all of the undertakings and waivers set forth in Section 3 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 3.07 of the Credit Agreement, jointly and severally together with the other Guarantors, guarantees to each Bank, the Administrative Agent and the Issuing Banks, as provided in
Section 3 of the Credit Agreement, the prompt payment and performance of the Credit Party obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and
(ii) agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.



     2. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.


     IN WITNESS WHEREOF, each of the Subsidiaries has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Banks, has caused the same to be accepted by its authorized officer, as of the day and the year first above written.



					     AKOM, LTD.



					     By_________________________
					     Title______________________





					     SWEATJET, INC.



					     By_________________________
					     Title______________________

					     TULTEX CANADA, INC.



					     By_________________________
					     Title_______________________





					     TULTEX INTERNATIONAL



					     By_________________________
					     Title______________________













					     Acknowledged and accepted:



					     NATIONSBANK, N.A. (CAROLINAS),

					     as Administrative Agent



					     _________________________
												Title_____________  ___________